EXHIBIT 99.3

Part II

Item 8. Financial Statements and Supplementary Data

Our consolidated financial statements and related notes, together with the Report of the Independent Registered Public Accounting Firm, are set forth below.

PART IV

Item 15. Exhibits, Financial Statement Schedules

(a)                     The following documents are filed as part of this report:

1. Financial Statements

See the “Table of Contents” to our consolidated financial statements on page F-1 of this Annual Report on Form 10-K.

2. Financial Statement Schedules

See the “Table of Contents” to our consolidated financial statements on page F-1 of this Annual Report on Form 10-K.

The following financial statement schedules should be read in conjunction with the financial statements referenced in Part II, Item 8 of this Annual Report on Form 10-K: Schedule III Real Estate and Accumulated Depreciation

1

INVESTORS REAL ESTATE TRUST

AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS AS OF April 30, 2015 AND 2014,

AND THE RELATED CONSOLIDATED STATEMENTS OF OPERATIONS,

EQUITY AND CASH FLOWS FOR EACH OF

THE FISCAL YEARS IN THE THREE YEARS ENDED April 30, 2015.

ADDITIONAL INFORMATION

FOR THE YEAR ENDED

April 30, 2015

and

REPORTS OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

1400 31st Avenue SW, Suite 60

Post Office Box 1988

Minot, ND 58702-1988

701-837-4738

fax: 701-838-7785

info@iret.com

www.iret.com

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES

Schedules other than those listed above are omitted since they are not required or are not applicable, or the required information is shown in the consolidated financial statements or notes thereon.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Trustees and Shareholders

Investors Real Estate Trust

We have audited the accompanying consolidated balance sheets of Investors Real Estate Trust (a North Dakota real estate investment trust) and subsidiaries (the “Company”) as of April 30, 2015 and 2014, and the related consolidated statements of operations, equity, and cash flows for each of the three years in the period ended April 30, 2015. Our audit of the basic consolidated financial statements included the financial statement schedules listed in the index appearing under Item 15. These financial statements and financial statement schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Investors Real Estate Trust and subsidiaries as of April 30, 2015 and 2014, and the results of their operations and their cash flows for each of the three years in the period ended April 30, 2015 in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Company’s internal control over financial reporting as of April 30, 2015, based on criteria established in the 2013 Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated June 29, 2015 expressed an unqualified opinion thereon.

/s/ GRANT THORNTON LLP

Minneapolis, Minnesota

June 29, 2015 (except for the effects of retrospective adjustments for reportable segments discussed in Note 11 and the effects of discontinued operations discussed in Note 12, as to which the date is May 12, 2016)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Trustees and Shareholders of

Investors Real Estate Trust

We have audited the internal control over financial reporting of Investors Real Estate Trust (a North Dakota real estate investment trust) and subsidiaries (the “Company”) as of April 30, 2015, based on criteria established in the 2013 Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management’s Report on Internal Control Over Financial Reporting (“Management’s Report”). Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of April 30, 2015, based on criteria established in the 2013 Internal Control—Integrated Framework issued by COSO.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated financial statements of the Company as of and for the year ended April 30, 2015, and our report dated June 29, 2015 (except for the effects of retrospective adjustments for reportable segments discussed in Note 11 and the effects of discontinued operations discussed in Note 12, as to which the date is May 12, 2016) expressed an unqualified opinion on those financial statements.

/s/ GRANT THORNTON LLP

Minneapolis, Minnesota

June 29, 2015

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	(in thousands)
	April 30, 2015	April 30, 2014
ASSETS
Real estate investments
Property owned	$1,546,367	$1,450,216
Less accumulated depreciation	(313,308)	(302,405)
	1,233,059	1,147,811
Development in progress	153,994	104,609
Unimproved land	25,827	22,864
Total real estate investments	1,412,880	1,275,284
Assets held for sale and assets of discontinued operations	463,103	457,307
Cash and cash equivalents	48,970	47,267
Other investments	329	329
Receivable arising from straight-lining of rents, net of allowance of $718 and $796, respectively	15,617	16,009
Accounts receivable, net of allowance of $438 and $248, respectively	2,865	8,454
Real estate deposits	2,489	145
Prepaid and other assets	3,174	3,948
Intangible assets, net of accumulated amortization of $19,610 and $17,286, respectively	26,213	30,895
Tax, insurance, and other escrow	10,073	16,225
Property and equipment, net of accumulated depreciation of $1,464 and $2,041, respectively	1,542	1,674
Goodwill	1,718	1,100
Deferred charges and leasing costs, net of accumulated amortization of $8,077 and $8,892, respectively	8,864	10,584
TOTAL ASSETS	$1,997,837	$1,869,221
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
LIABILITIES
Liabilities held for sale and liabilities of discontinued operations	$321,393	$332,731
Accounts payable and accrued expenses	56,399	45,117
Revolving line of credit	60,500	22,500
Mortgages payable	668,112	678,955
Construction debt and other	144,111	63,169
TOTAL LIABILITIES	1,250,515	1,142,472
COMMITMENTS AND CONTINGENCIES (NOTE 15)
REDEEMABLE NONCONTROLLING INTERESTS — CONSOLIDATED REAL ESTATE ENTITIES	6,368	6,203
EQUITY
Investors Real Estate Trust shareholders’ equity
Series A Preferred Shares of Beneficial Interest (Cumulative redeemable preferred shares, no par value, 1,150,000 shares issued and outstanding at April 30, 2015 and April 30, 2014, aggregate liquidation preference of $28,750,000)	27,317	27,317
Series B Preferred Shares of Beneficial Interest (Cumulative redeemable preferred shares, no par value, 4,600,000 shares issued and outstanding at April 30, 2015 and April 30, 2014, aggregate liquidation preference of $115,000,000)	111,357	111,357
Common Shares of Beneficial Interest (Unlimited authorization, no par value, 124,455,624 shares issued and outstanding at April 30, 2015, and 109,019,341 shares issued and outstanding at April 30, 2014)	951,868	843,268
Accumulated distributions in excess of net income	(438,432)	(389,758)
Total Investors Real Estate Trust shareholders’ equity	652,110	592,184
Noncontrolling interests — Operating Partnership (13,999,725 units at April 30, 2015 and 21,093,445 units at April 30, 2014)	58,325	105,724
Noncontrolling interests — consolidated real estate entities	30,519	22,638
Total equity	740,954	720,546
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY	$1,997,837	$1,869,221

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	(in thousands, except per share data)
	Years Ended April 30,
	2015	2014	2013
REVENUE
Real estate rentals	$181,261	$165,465	$151,083
Tenant reimbursement	19,734	19,914	18,650
TRS senior housing revenue	3,520	1,627	0
TOTAL REVENUE	204,515	187,006	169,733
EXPENSES
Depreciation/amortization related to real estate investments	50,886	49,153	41,602
Utilities	13,388	13,605	11,363
Maintenance	20,063	19,435	17,062
Real estate taxes	20,039	19,035	18,223
Insurance	4,760	4,090	2,801
Property management expenses	14,707	13,526	11,713
Other property expenses	876	114	1,008
TRS senior housing expenses	2,997	1,331	0
Administrative expenses	11,824	10,743	8,494
Other expenses	2,010	2,129	2,171
Amortization related to non-real estate investments	889	916	828
Impairment of real estate investments	4,663	7,700	0
TOTAL EXPENSES	147,102	141,777	115,265
Gain on involuntary conversion	0	2,480	5,084
Operating income	57,413	47,709	59,552
Interest expense	(40,071)	(39,619)	(40,441)
Interest income	2,238	1,906	220
Other income	718	242	512
Income (loss) before gain (loss) on sale of real estate and other investments and income from discontinued operations	20,298	10,238	19,843
Gain (loss) on sale of real estate and other investments	6,093	(51)	0
Income (loss) from continuing operations	26,391	10,187	19,843
Income from discontinued operations	2,293	(27,127)	10,129
NET INCOME (LOSS)	28,684	(16,940)	29,972
Net (income) loss attributable to noncontrolling interests — Operating Partnership	(1,526)	4,676	(3,633)
Net income attributable to noncontrolling interests — consolidated real estate entities	(3,071)	(910)	(809)
Net income (loss) attributable to Investors Real Estate Trust	24,087	(13,174)	25,530
Dividends to preferred shareholders	(11,514)	(11,514)	(9,229)
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$12,573	$(24,688)	$16,301
Earnings (loss) per common share from continuing operations — Investors Real Estate Trust — basic and diluted	$.09	$(.01)	$.08
Earnings per common share from discontinued operations — Investors Real Estate Trust — basic and diluted	.02	(.22)	.09
NET INCOME (LOSS) PER COMMON SHARE — BASIC & DILUTED	$.11	$(.23)	$.17

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EQUITY

	(in thousands)
	NUMBER OF PREFERRED SHARES	PREFERRED SHARES	NUMBER OF COMMON SHARES	COMMON SHARES	ACCUMULATED DISTRIBUTIONS IN EXCESS OF NET INCOME	NONREDEEMABLE NONCONTROLLING INTERESTS	TOTAL EQUITY
BALANCE APRIL 30, 2013	5,750	$138,674	101,488	$784,454	$(310,341)	$142,657	$755,444
Net income attributable to Investors Real Estate Trust and noncontrolling interests					(13,174)	(4,033)	(17,207)
Distributions - common shares and units					(54,729)	(11,283)	(66,012)
Distributions — Series A preferred shares					(2,372)		(2,372)
Distributions — Series B preferred shares					(9,142)		(9,142)
Distribution reinvestment and share purchase plan			6,615	55,793			55,793
Shares issued and share-based compensation			13	112			112
Partnership units issued						3,480	3,480
Redemption of units for common shares			903	4,353		(4,353)	0
Contributions from nonredeemable noncontrolling interests — consolidated real estate entities						3,895	3,895
Other				(1,444)		(2,001)	(3,445)
BALANCE APRIL 30, 2014	5,750	$138,674	109,019	$843,268	$(389,758)	$128,362	$720,546
Net income attributable to Investors Real Estate Trust and noncontrolling interests					24,087	4,432	28,519
Distributions - common shares and units					(61,247)	(8,607)	(69,854)
Distributions — Series A preferred shares					(2,372)		(2,372)
Distributions — Series B preferred shares					(9,142)		(9,142)
Distribution reinvestment and share purchase plan			8,102	64,856			64,856
Shares issued and share-based compensation			151	2,626			2,626
Partnership units issued						800	800
Redemption of units for common shares			7,183	41,264		(41,264)	0
Contributions from nonredeemable noncontrolling interests — consolidated real estate entities						8,909	8,909
Distributions to nonredeemable noncontrolling interests — consolidated real estate entities						(3,926)	(3,926)
Other				(146)		138	(8)
BALANCE APRIL 30, 2015	5,750	$138,674	124,455	$951, 868	$(438,432)	$88,844	$740,954

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EQUITY (continued)

	(in thousands)
	NUMBER OF PREFERRED SHARES	PREFERRED SHARES	NUMBER OF COMMON SHARES	COMMON SHARES	ACCUMULATED DISTRIBUTIONS IN EXCESS OF NET INCOME	NONREDEEMABLE NONCONTROLLING INTERESTS	TOTAL EQUITY
BALANCE APRIL 30, 2012	1,150	$27,317	89,474	$684,049	$(278,377)	$132,274	$565,263
Net income attributable to Investors Real Estate Trust and noncontrolling interests					25,530	4,437	29,967
Distributions - common shares and units					(48,265)	(10,985)	(59,250)
Distributions — Series A preferred shares					(2,372)		(2,372)
Distributions — Series B preferred shares					(6,857)		(6,857)
Distribution reinvestment and share purchase plan			5,290	43,123			43,123
Shares issued and share-based compensation			6,409	55,846			55,846
Series B preferred shares issued	4,600	111,357					111,357
Partnership units issued						12,632	12,632
Redemption of units for common shares			317	1,551		(1,551)	0
Contributions from nonredeemable noncontrolling interests — consolidated real estate entities						6,483	6,483
Other			(2)	(115)		(633)	(748)
BALANCE APRIL 30, 2013	5,750	$138,674	101,488	$784,454	$(310,341)	$142,657	$755,444

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	(in thousands)
	Years Ended April 30,
	2015	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$28,684	$(16,940)	$29,972
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	52,872	52,441	47,283
Depreciation and amortization from discontinued operations	19,206	21,282	20,276
Gain on sale of real estate, land, other investments and discontinued operations	(6,093)	(6,948)	(6,885)
Gain on involuntary conversion	0	(2,480)	(5,084)
Impairment of real estate investments	6,105	44,426	305
Share-based compensation expense	2,215	0	0
Bad debt expense	967	434	665
Changes in other assets and liabilities:
Increase in receivable arising from straight-lining of rents	(64)	(2,293)	(2,733)
Decrease in accounts receivable	4,058	1,880	689
Increase in prepaid and other assets	(150)	(555)	(693)
Decrease (increase) in tax, insurance and other escrow	1,445	(1,046)	(325)
Increase in deferred charges and leasing costs	(2,300)	(4,708)	(5,946)
Increase in accounts payable, accrued expenses and other liabilities	7,234	7,021	194
Net cash provided by operating activities	114,179	92,514	77,718
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from real estate deposits	1,168	991	2,037
Payments for real estate deposits	(3,512)	(940)	(1,970)
Decrease in other investments	0	314	0
Decrease in lender holdbacks for improvements	10,738	3,780	1,891
Increase in lender holdbacks for improvements	(1,204)	(11,045)	(2,466)
Proceeds from sale of discontinued operations	0	78,879	20,009
Proceeds from sale of real estate and other investments	73,835	682	95
Insurance proceeds received	2,678	2,491	6,211
Payments for acquisitions of real estate assets	(38,704)	(38,283)	(76,020)
Payments for development and re-development of real estate assets	(189,091)	(123,744)	(57,649)
Payments for improvements of real estate assets	(22,986)	(26,814)	(17,331)
Payments for improvements of real estate assets from discontinued operations	(9,329)	(8,145)	(8,949)
Net cash used by investing activities	(176,407)	(121,834)	(134,142)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from mortgages payable	90,749	50,333	85,230
Principal payments on mortgages payable	(127,622)	(101,867)	(104,976)
Proceeds from revolving lines of credit and other debt	55,000	12,500	20,500
Principal payments on revolving lines of credit and other debt	(17,000)	0	(49,500)
Proceeds from construction debt	93,643	55,199	23,762
Principal payments on construction debt	(12,685)	(17,443)	(5,911)
Proceeds from financing liability	0	7,900	0
Proceeds from sale of common shares, net of issue costs	0	0	55,433
Proceeds from sale of common shares under distribution reinvestment and share purchase program	48,701	41,194	30,707
Proceeds from underwritten Public Offering of Preferred Shares — Series B, net of offering costs	0	0	111,357
Proceeds from noncontrolling partner — consolidated real estate entities	2,284	994	0
Payments for acquisition of noncontrolling interests — consolidated real estate entities	0	(2,505)	0
Distributions paid to common shareholders, net of reinvestment of $15,519, $13,965 and $11,802, respectively	(45,728)	(40,764)	(36,463)
Distributions paid to preferred shareholders	(11,514)	(11,514)	(8,467)
Distributions paid to noncontrolling interests — Unitholders of the Operating Partnership, net of reinvestment of $636, $634 and $614, respectively	(7,971)	(10,649)	(10,371)
Distributions paid to noncontrolling interests — consolidated real estate entities	(3,926)	(924)	(733)
Net cash provided (used) by financing activities	63,931	(17,546)	110,568
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,703	(46,866)	54,144
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	47,267	94,133	39,989
CASH AND CASH EQUIVALENTS AT END OF YEAR	$48,970	$47,267	$94,133

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)

	(in thousands)
	Years Ended April 30,
	2015	2014	2013
SUPPLEMENTARY SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Distribution reinvestment plan	$15,519	$13,965	$11,802
Operating partnership distribution reinvestment plan	636	634	614
Operating partnership units converted to shares	41,264	4,353	1,551
Real estate assets acquired through the issuance of operating partnership units	800	3,480	12,632
Real estate assets acquired through assumption of indebtedness and accrued costs	12,169	0	12,500
Mortgages included in real estate dispositions	0	0	5,887
Increase (decrease) to accounts payable included within real estate investments	5,116	1,767	2,502
Real estate assets contributed by noncontrolling interests — consolidated real estate entities	6,624	2,901	12,415
Involuntary conversion of assets due to flood and fire damage	0	7,052	107
Construction debt reclassified to mortgages payable	0	0	13,650
Forfeiture of note payable in conjunction with sale of property	0	600	0

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest, net of amounts capitalized of $4,903, $2,855 and $742, respectively	$51,283	$54,071	$60,357

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

April 30, 2015, 2014, and 2013

NOTE 1 • ORGANIZATION

Investors Real Estate Trust (“IRET” or the “Company”) is a self-advised real estate investment trust engaged in acquiring, owning and leasing multifamily residential and commercial real estate. IRET has elected to be taxed as a Real Estate Investment Trust (“REIT”) under Sections 856-860 of the Internal Revenue Code of 1986, as amended. REITs are subject to a number of organizational and operational requirements, including a requirement to distribute 90% of ordinary taxable income to shareholders, and, generally, are not subject to federal income tax on net income, except for taxes on undistributed REIT taxable income and taxes on the income generated by our taxable REIT subsidiary (“TRS”). Our TRS is subject to corporate federal and state income tax on its taxable income at regular statutory rates. We have considered estimated future taxable income and have determined that there were no material income tax provisions or material net deferred income tax items for our TRS for the years ended April 30, 2015 and 2014. IRET’s multifamily properties and commercial properties are located mainly in the states of North Dakota and Minnesota, but also in the states of Colorado, Idaho, Iowa, Kansas, Missouri, Montana, Nebraska, South Dakota, Wisconsin and Wyoming. As of April 30, 2015, IRET owned 100 multifamily properties with approximately 11,844 apartment units and 149 commercial properties, consisting of healthcare, industrial and other commercial properties, totaling approximately 9.6 million net rentable square feet. Of the commercial properties, 66 properties containing approximately 5.0 million square feet of leasable space and having a total real estate investment amount net of accumulated depreciation of $416.0 million were classified as both held for sale and discontinued operations in fiscal year 2016. IRET conducts a majority of its business activities through its consolidated operating partnership, IRET Properties, a North Dakota Limited Partnership (the “Operating Partnership”), as well as through a number of other subsidiary entities.

All references to IRET or the Company refer to Investors Real Estate Trust and its consolidated subsidiaries.

NOTE 2 • BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying consolidated financial statements include the accounts of IRET and all subsidiaries in which it maintains a controlling interest. All intercompany balances and transactions are eliminated in consolidation. The Company’s fiscal year ends April 30th.

The accompanying consolidated financial statements include the accounts of IRET and its general partnership interest in the Operating Partnership. The Company’s interest in the Operating Partnership was 89.9% and 83.8%, respectively, as of April 30, 2015 and 2014, which includes 100% of the general partnership interest. The limited partners have a redemption option that they may exercise. Upon exercise of the redemption option by the limited partners, IRET has the option of redeeming the limited partners’ interests (“Units”) for IRET common shares of beneficial interest, on a one-for-one basis, or for cash payment to the unitholder. The redemption generally may be exercised by the limited partners at any time after the first anniversary of the date of the acquisition of the Units (provided, however, that not more than two redemptions by a limited partner may occur during each calendar year, and each limited partner may not exercise the redemption for less than 1,000 Units, or, if such limited partner holds less than 1,000 Units, for all of the Units held by such limited partner). Some limited partners have contractually agreed to a holding period of greater than one year.

The consolidated financial statements also reflect the ownership by the Operating Partnership of certain joint venture entities in which the Operating Partnership has a controlling interest. These entities are consolidated into IRET’s other operations with noncontrolling interests reflecting the noncontrolling partners’ share of ownership and income and expenses.

RECENT ACCOUNTING PRONOUNCEMENTS

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers. The standard will eliminate the transaction- and industry-specific revenue recognition guidance under current U.S. GAAP and replace it with a principle based approach for

NOTE 2 • continued

determining revenue recognition. ASU 2014-09 does not apply to lease contracts accounted for under ASC 840, Leases. The ASU is effective for interim and annual reporting periods in fiscal years that begin after December 15, 2016. The Company does not expect adoption of this update to have a material impact on the Company’s operating results or financial position.

In February 2015, the FASB issued ASU 2015-02, Amendments to the Consolidation Analysis. ASU 2015-02 affects reporting entities that are required to evaluate whether they should consolidate certain legal entities. Specifically, the amendments: (i) modify the evaluation of whether limited partnerships and similar legal entities are variable interest entities or voting interest entities, (ii) eliminate the presumption that a general partner should consolidate a limited partnership, (iii) affect the consolidated analysis of reporting entities that are involved with variable interest entities, and (iv) provide a scope exception for certain entities.  The ASU is effective for interim and annual reporting periods in fiscal years that begin after December 15, 2015. The Company does not expect adoption of this update to have a material impact on the Company’s operating results or financial position.

In April 2015, the FASB issued ASU 2015-03, Simplifying the Presentation of Debt Issuance Costs. ASU 2015-03 requires that debt issuance costs be presented in the balance sheet as a direct deduction from the carrying amount of the debt liability to which they relate, consistent with debt discounts, as opposed to being presented as assets. The ASU is effective for interim and annual reporting periods in fiscal years that begin after December 15, 2015. The Company does not expect adoption of this update to have a material impact on the Company’s operating results or financial position.

In April 2015, the FASB issued ASU 2015-05, Customer’s Accounting for Fees Paid in a Cloud Computing Arrangement. Under ASU 2015-05, if a cloud computing arrangement includes a software license, then the customer should account for the software license element of the arrangement consistent with the acquisition of other software licenses. If a cloud computing arrangement does not include a software license, the customer should account for the arrangement as a service contract. The ASU is effective for interim and annual reporting periods in fiscal years that begin after December 15, 2015. The Company does not expect adoption of this update to have a material impact on the Company’s operating results or financial position.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RECLASSIFICATIONS

Certain previously reported amounts have been reclassified to conform to the current financial statement presentation. On the Consolidated Statements of Operations, the Company reclassified advisory and trustee services to administrative expenses and also reclassified TRS senior housing revenue and TRS senior housing expenses from other income to TRS senior housing revenue and TRS senior housing expenses, respectively.

The Company reports, in discontinued operations, the results of operations and any gain or loss on sale of a property or group of properties that has either been disposed of or is classified as held for sale and for which the disposition represents a strategic shift that has or will have a major effect on the Company’s operations and financial results.  As a result of discontinued operations, retroactive reclassifications that change prior period numbers have been made. See Note 12 for additional information. During fiscal year 2016, the Company classified as held for sale and discontinued operations 48 office properties, 17 retail properties and 1 healthcare property. These properties were subsequently sold during fiscal year 2016. The results of operations for these properties are included in income from discontinued operations in the Consolidated Statements of Operations. The assets and liabilities associated with these properties are included in assets held for sale and liabilities held for sale, respectively, in the Consolidated Balance Sheets.

NOTE 2 • continued

During fiscal year 2016, the Company reduced its number of reportable segments from five to three when its office and retail segments fell below the quantitative thresholds for reporting as reportable segments.  Historical segment information has been reclassified in accordance with the Company’s current segment structure.

REAL ESTATE INVESTMENTS

Real estate investments are recorded at cost less accumulated depreciation and an adjustment for impairment, if any. Acquisitions of real estate are recorded based upon preliminary allocations of the purchase price which are subject to adjustment as additional information is obtained, but in no case more than one year after the date of acquisition. The Company allocates the purchase price based on the relative fair values of the tangible and intangible assets of an acquired property (which includes the land, building, and personal property) which are determined by valuing the property as if it were vacant and to fair value of the intangible assets (which include in-place leases.) The as-if-vacant value is allocated to land, buildings, and personal property based on management’s determination of the relative fair values of these assets. The estimated fair value of the property is the amount that would be recoverable upon the disposition of the property. Techniques used to estimate fair value include discounted cash flow analysis and reference to recent sales of comparables. A land value is assigned based on the purchase price if land is acquired separately or based on estimated fair value if acquired in a merger or in a single or portfolio acquisition.

Acquired above- and below-market lease values are recorded as the difference between the contractual amounts to be paid pursuant to the in-place leases and management’s estimate of fair market value lease rates for the corresponding in-place leases. The capitalized above- and below-market lease values are amortized as adjustments to rental revenue over the remaining terms of the respective leases, which includes fixed rate renewal options for below-market leases if it is determined probable the tenant will execute a bargain renewal option.

Other intangible assets acquired include amounts for in-place lease values that are based upon the Company’s evaluation of the specific characteristics of the leases. Factors considered in the fair value analysis include an estimate of carrying costs and foregone rental income during hypothetical expected lease-up periods, considering current market conditions, and costs to execute similar leases. The Company also considers information about each property obtained during its pre-acquisition due diligence, marketing and leasing activities in estimating the relative fair value of the tangible and intangible assets acquired.

Depreciation is computed on a straight-line basis over the estimated useful lives of the assets. The Company uses a 20-40 year estimated life for buildings and improvements and a 5-12 year estimated life for furniture, fixtures and equipment.

The Company follows the real estate project costs guidance in ASC 970, Real Estate — General, in accounting for the costs of development and re-development projects. As real estate is undergoing development or redevelopment, all project costs directly associated with and attributable to the development and construction of a project, including interest expense and real estate tax expense, are capitalized to the cost of the real property. The capitalization period begins when development activities and expenditures begin and are identifiable to a specific property and ends upon completion, which is when the asset is ready for its intended use. Generally, rental property is considered substantially complete and ready for its intended use upon completion of tenant improvements (in the case of commercial properties) or upon issuance of a certificate of occupancy (in the case of multifamily properties). General and administrative costs are expensed as incurred.

Expenditures for ordinary maintenance and repairs are expensed to operations as incurred. Renovations and improvements that improve and/or extend the useful life of the asset are capitalized and depreciated over their estimated useful life, generally five to ten years. Property sales or dispositions are recorded when title transfers and sufficient consideration has been received by the Company and the Company has no significant involvement with the property sold.

The Company periodically evaluates its long-lived assets, including its real estate investments, for impairment indicators. The judgments regarding the existence of impairment indicators are based on factors such as operational performance, market conditions, expected holding period of each asset group and legal and environmental concerns. If indicators exist, the Company compares the expected future undiscounted cash flows for the long-lived asset group against the carrying amount of that asset. If the sum of the estimated undiscounted cash flows is less than the carrying amount of the asset, an impairment loss is recorded for the difference between the estimated fair value and the carrying amount of the asset group. If our anticipated holding period for properties, the estimated fair value of

NOTE 2 • continued

properties or other factors change based on market conditions or otherwise, our evaluation of impairment charges may be different and such differences could be material to our consolidated financial statements. The evaluation of anticipated cash flows is subjective and is based, in part, on assumptions regarding future occupancy, rental rates and capital requirements that could differ materially from actual results. Plans to hold properties over longer periods decrease the likelihood of recording impairment losses.

During fiscal year 2015, the Company incurred a non-cash loss of $6.1 million due to impairment of four commercial properties and two parcels of unimproved land of which $1.4 million is reflected in discontinued operations. The Company recognized impairments of $2.1 million on a retail property in Kalispell, Montana, approximately $183,000 on an office property in Golden Valley, Minnesota, $1.8 million on an office property in Minneapolis, Minnesota, $1.4 million on an office property in Boise, Idaho, approximately $98,000 on unimproved land in Eagan, Minnesota, and approximately $442,000 on unimproved land in Weston, Wisconsin. These properties were written-down to estimated fair value during fiscal year 2015 based on receipt of individual market offers to purchase and the Company’s intent to dispose of the properties or, in the case of the Boise and Weston properties, an independent appraisal. The Kalispell and Golden Valley properties were sold in the second quarter of fiscal year 2015. The Minneapolis property is classified as held for sale at April 30, 2015.

During fiscal year 2014, the Company incurred a non-cash loss of $44.4 million due to impairment of 15 properties, of which $36.7 million is reflected in discontinued operations. See Note 12 for additional information on discontinued operations. The Company recognized impairments of approximately $864,000 on an industrial property in St. Louis Park, Minnesota; $329,000 on an office property in Bloomington, Minnesota; $265,000 on a retail property in Anoka, Minnesota; $402,000 on an industrial property in Clive, Iowa and $4.8 million on an industrial property in Roseville, Minnesota. These properties were written-down to estimated fair value based on receipt of individual market offers to purchase and the Company’s intent to dispose of the properties or, in the case of the Roseville, Minnesota property, a commitment to dispose of a significant portion of the property due to planned redevelopment. The approximately $835,000 impairment of the Company’s Edina, Minnesota, office property was based on receipt of a market offer to purchase and the Company’s intent to dispose of the property (a purchase agreement was signed by the Company in the fourth quarter of fiscal year 2014). This property was classified as held for sale at April 30, 2014. An impairment loss of $2.1 million was recognized during fiscal year 2014 for the Company’s Golden Valley, Minnesota, office property based on receipt of a market offer to purchase and the Company’s intent to dispose of the property (a purchase agreement was signed by the Company in the first quarter of fiscal year 2015).

The Company recognized in the fourth quarter of fiscal year 2014 a $34.9 million impairment loss on eight office properties located in four states. These properties are part of a portfolio of nine office properties securing a $122.6 million non-recourse CMBS loan with a maturity date of October 6, 2016.  Due to concerns over the borrower’s ability to refinance the portfolio at loan maturity, the Company revised its assumptions regarding the holding period of these properties. The Company commissioned a third-party appraisal of the properties, the result of which indicated a fair value of the portfolio below net book value, and, accordingly, an impairment loss was recorded for the difference. Because the loan amount significantly exceeded the Company’s estimate of the fair value of this nine-property portfolio, the Company initiated discussions with the special servicer to discuss various alternatives with regard to the loan. On April 14, 2015, the Company received a default notice regarding the $122.6 million non-recourse loan between a Company subsidiary as borrower and Citigroup Global Markets Realty Corp as lender due to a nonpayment on April 6, 2015. The Company cannot predict the outcome of the discussions with the special servicer on this loan.

During fiscal year 2013, the Company incurred a loss of approximately $305,000 due to impairment of one property. The impairment of the Company’s Eagan, Minnesota, retail property was based on receipt of a market offer to purchase and the Company’s intent to dispose of the property (a purchase agreement was signed by the Company in the fourth quarter of fiscal year 2013). The impairment charge for fiscal year 2013 is reported in discontinued operations. See Note 12 for additional information.

NOTE 2 • continued

REAL ESTATE HELD FOR SALE

Real estate held for sale is stated at the lower of its carrying amount or estimated fair value less disposal costs. The Company’s determination of fair value is based on inputs management believes are consistent with those that market participants would use.  Estimates are significantly impacted by estimates of sales price, selling velocity, and other factors. Due to uncertainties in the estimation process, actual results could differ from such estimates. Depreciation is not recorded on assets classified as held for sale.

Properties are classified as held for sale when they meet the necessary criteria, which include:  (a) management, having the authority to approve the action, commits to a plan to sell the asset and (b) the sale of the asset is probable and expected to be completed within one year.  The Company generally considers these criteria met when the transaction has been approved by our Board of Directors, there are no known significant contingencies related to the sale and management believes it is probable that the sale will be completed within one year. During fiscal year 2016, the Company classified as held for sale and discontinued operations 48 office properties, 17 retail properties and 1 healthcare property. One office property and one medical property were classified as held for sale at April 30, 2015, with assets of $22.9 million and liabilities of $138.8 million. An office property was classified as held for sale at April 30, 2014.

Prior to February 1, 2014, the Company reported, in discontinued operations, the results of operations and the related gains or losses of properties that had either been disposed of or classified as held for sale and otherwise met the classification of a discontinued operation. Effective February 1, 2014 the Company adopted ASU 2014-08, Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360):  Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity. Under this standard, a disposal (or classification as held for sale) of a component of an entity or a group of components of an entity is required to be reported in discontinued operations if the disposal represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results.

As a result of the adoption of ASU 2014-08, results of operations and gains or losses on sale for properties that are disposed or classified as held for sale in the ordinary course of business on or subsequent to February 1, 2014 would generally be included in continuing operations on the Company’s consolidated statements of operations, to the extent such disposals did not meet the criteria for classification as a discontinued operation described above.

IDENTIFIED INTANGIBLE ASSETS AND LIABILITIES AND GOODWILL

Upon acquisition of real estate, the Company records the intangible assets and liabilities acquired (for example, if the leases in place for the real estate property acquired carry rents above the market rent, the difference is classified as an intangible asset) at their estimated fair value separate and apart from goodwill.  The Company amortizes identified intangible assets and liabilities that are determined to have finite lives based on the period over which the assets and liabilities are expected to affect, directly or indirectly, the future cash flows of the real estate property acquired (generally the life of the lease).  In the twelve months ended April 30, 2015 and 2014, respectively, the Company added approximately $416,000 and $900,000 of new intangible assets and no new intangible liabilities. The weighted average lives of the intangible assets acquired in the twelve months ended April 30, 2015 and 2014 are 0.5 years and 0.7 years, respectively.  Amortization of intangibles related to above or below-market leases is recorded in real estate rentals in the Consolidated Statements of Operations. Amortization of other intangibles is recorded in depreciation/amortization related to real estate investments in the Consolidated Statements of Operations. Intangible assets subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. An impairment loss is recognized if the carrying amount of an intangible asset is not recoverable and its carrying amount exceeds its estimated fair value.

The excess of the cost of an acquired business over the net of the amounts assigned to assets acquired (including identified intangible assets) and liabilities assumed is recorded as goodwill. The Company’s goodwill has an indeterminate life and is not amortized, but is tested for impairment on an annual basis, or more frequently if events or changes in circumstances indicate that the asset might be impaired. Goodwill book value as of April 30, 2015 and 2014 was $1.9 million and $1.1 million, respectively. The annual reviews of goodwill compared the fair value of the

NOTE 2 • continued

reporting units that have been assigned goodwill to their carrying value (investment cost less accumulated depreciation), with the results for these periods indicating no impairment. In fiscal year 2015, the Company recognized approximately $852,000 of goodwill from the acquisition of the Homestead Garden residential property and disposed of one residential property and two commercial properties to which goodwill had been assigned, and as a result, approximately $40,000 of goodwill was derecognized. In fiscal years 2014 and 2013, the Company disposed of property that had goodwill assigned, and as a result, approximately $7,000 and $14,000, respectively, of goodwill was derecognized.

PROPERTY AND EQUIPMENT

Property and equipment consists of the equipment contained at IRET’s headquarters in Minot, North Dakota, corporate offices in Minneapolis and St. Cloud, Minnesota, and additional property management offices located in the states where we own properties. The balance sheet reflects these assets at cost, net of accumulated depreciation. As of April 30, 2015 and 2014, property and equipment cost was $3.0 million and $3.7 million, respectively. Accumulated depreciation was $1.5 million and $2.0 million as of April 30, 2015 and 2014, respectively.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include all cash and highly liquid investments purchased with maturities of three months or less. Cash and cash equivalents consist of the Company’s bank deposits and short-term investment certificates acquired subject to repurchase agreements, and the Company’s deposits in a money market mutual fund. At times these deposits may exceed the FDIC limit.

COMPENSATING BALANCES AND OTHER INVESTMENTS; LENDER HOLDBACKS

The Company maintains compensating balances, not restricted as to withdrawal, with several financial institutions in connection with financing received from those institutions and/or to ensure future credit availability. At April 30, 2015 the Company’s compensating balances totaled $14.3 million and consisted of the following: First International Bank, Watford City, North Dakota, deposit of $6.1 million; Private Bank, Minneapolis, Minnesota, deposit of $2.0 million; Associated Bank, Green Bay, Wisconsin, deposit of $3.6 million; American National Bank, Omaha, Nebraska, deposit of $400,000; Dacotah Bank, Minot, North Dakota, deposit of $350,000; United Community Bank, Minot, North Dakota, deposit of $275,000; Peoples State Bank of Velva, North Dakota, deposit of $225,000; Commerce Bank, a Minnesota Banking Corporation, deposit of $100,000; and Bremer Bank, Saint Paul, Minnesota, deposit of $1.3 million. The deposit at United Community Bank and a portion of the deposit at Dacotah Bank are held as certificates of deposit and comprise the approximately $329,000 in other investments on the Consolidated Balance Sheets. The certificates of deposit have remaining terms of six months and two years and the Company intends to hold them to maturity.

The Company has a number of mortgage loans under which the lender retains a portion of the loan proceeds for the payment of construction costs or tenant improvements. The decrease of $10.7 million in lender holdbacks for improvements reflected in the Consolidated Statements of Cash Flows for the fiscal year ended April 30, 2015 is due primarily to the release of loan proceeds to the Company upon completion of these construction milestones and tenant improvement projects, while the increase of $1.2 million represents additional amounts retained by lenders for new projects.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

Management evaluates the appropriate amount of the allowance for doubtful accounts by assessing the recoverability of individual real estate mortgage loans and rent receivables, through a comparison of their carrying amount with their estimated realizable value. Management considers tenant financial condition, credit history and current economic conditions in establishing these allowances. Receivable balances are written off when deemed uncollectible. Recoveries of receivables previously written off, if any, are recorded when received.

NOTE 2 • continued

A summary of the changes in the allowance for doubtful accounts for fiscal years ended April 30, 2015, 2014 and 2013 is as follows:

	(in thousands)
	2015	2014	2013
Balance at beginning of year	$1,044	$1,393	$1,363
Provision	967	434	665
Write-off	(855)	(783)	(635)
Balance at close of year	$1,156	$1,044	$1,393

TAX, INSURANCE, AND OTHER ESCROW

Tax, insurance, and other escrow includes funds deposited with a lender for payment of real estate tax and insurance, and reserves for funds to be used for replacement of structural elements and mechanical equipment of certain projects. The funds are under the control of the lender. Disbursements are made after supplying written documentation to the lender.

REAL ESTATE DEPOSITS

Real estate deposits include funds held by escrow agents to be applied toward the purchase of real estate or the payment of loan costs associated with loan placement or refinancing.

DEFERRED CHARGES AND LEASING COSTS

Costs and commissions incurred in obtaining tenant leases are amortized on the straight-line method over the terms of the related leases. Costs incurred in obtaining long-term financing are amortized to interest expense over the life of the loan using the straight-line method, which approximates the effective interest method.

INCOME TAXES

IRET operates in a manner intended to enable it to continue to qualify as a REIT under Sections 856-860 of the Internal Revenue Code of 1986, as amended.  Under those sections, a REIT which distributes at least 90% of its REIT taxable income as a dividend to its shareholders each year and which meets certain other conditions will not be taxed on that portion of its taxable income which is distributed to shareholders. For the fiscal years ended April 30, 2015, 2014 and 2013, the Company distributed in excess of 90% of its taxable income and realized capital gains from property dispositions within the prescribed time limits; accordingly, no provision has been made for federal income taxes in the accompanying consolidated financial statements. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax on its taxable income at regular corporate rates (including any alternative minimum tax) and may not be able to qualify as a REIT for the four subsequent taxable years.  Even as a REIT, the Company may be subject to certain state and local income and property taxes, and to federal income and excise taxes on undistributed taxable income.  In general, however, if the Company qualifies as a REIT, no provisions for federal income taxes are necessary except for taxes on undistributed REIT taxable income and taxes on the income generated by a taxable REIT subsidiary (TRS).

The Company has one TRS, acquired during the second quarter of fiscal year 2014, which is subject to corporate federal and state income taxes on its taxable income at regular statutory rates.  For fiscal year 2015, the Company estimates that the TRS will have no taxable income. There were no income tax provisions or material deferred income tax items for our TRS for the fiscal years ended April 30, 2015 and 2014.  The Company’s TRS is the tenant in the Company’s Legends at Heritage Place senior housing facility.

IRET conducts its business activity as an Umbrella Partnership Real Estate Investment Trust (“UPREIT”) through its Operating Partnership. UPREIT status allows IRET to accept the contribution of real estate in exchange for Units. Generally, such a contribution to a limited partnership allows for the deferral of gain by an owner of appreciated real estate.

NOTE 2 • continued

Distributions for the calendar year ended December 31, 2014 were characterized, for federal income tax purposes, as 25.74% ordinary income, 23.09% capital gain and 51.17% return of capital. Distributions for the calendar year ended December 31, 2013 were characterized, for federal income tax purposes, as 28.41% ordinary income, 3.09% capital gain and 68.50% return of capital.

REVENUE RECOGNITION

Residential rental properties are leased under operating leases with terms generally of one year or less. Commercial properties are leased under operating leases to tenants for various terms generally exceeding one year. Lease terms often include renewal options. Rental revenue is recognized on the straight-line basis, which averages minimum required rents over the terms of the leases. Rents recognized in advance of collection are reflected as receivable arising from straight-lining of rents, net of allowance for doubtful accounts.  Rent concessions, including free rent, are amortized on a straight-line basis over the terms of the related leases.

Reimbursements from tenants for real estate taxes and other recoverable operating expenses are recognized as revenue in the period the applicable expenditures are incurred. IRET receives payments for these reimbursements from substantially all of its tenants at multi-tenant commercial properties throughout the year. A number of the commercial leases provide for a base rent plus a percentage rent based on gross sales in excess of a stipulated amount. These percentage rents are recorded once the required sales level is achieved.

NET INCOME PER SHARE

Basic net income per share is computed as net income available to common shareholders divided by the weighted average number of common shares outstanding for the period. The Company has no potentially dilutive financial interests; the potential exchange of Units for common shares will have no effect on net income per share because Unitholders and common shareholders effectively share equally in the net income of the Operating Partnership.

PROCEEDS FROM FINANCING LIABILITY

During the first quarter of fiscal year 2014, the Company sold a non-core assisted living property in exchange for $7.9 million in cash and a $29.0 million contract for deed which matures August 1, 2018. The buyer leased the property back to the Company, and also granted an option to the Company to repurchase the property at a specified price at or prior to July 31, 2018. IRET accounted for the transaction as a financing due to the Company’s continuing involvement with the property and recorded the $7.9 million in sales proceeds within other liabilities on the Consolidated Balance Sheets.  The balance of the liability as of April 30, 2015 is $7.9 million.

VARIABLE INTEREST ENTITY

On November 27, 2012, the Company entered into a joint venture operating agreement with a real estate development company to construct an apartment project in Minot, North Dakota as IRET — Minot Apartments, LLC. The Company estimated total costs for the project at $52.2 million, with approximately 69% of the project financed with third-party debt and approximately 7% financed with debt from IRET to the joint venture entity. The first phase of the project, Landing at Southgate, was substantially completed in the second quarter of fiscal year 2014. The second phase of the project, Commons at Southgate, was substantially completed in the third quarter of fiscal year 2015. As of April 30, 2015, IRET is the approximately 52.9% owner of the joint venture and has management and leasing responsibilities; the real estate development company owns approximately 47.1% of the joint venture and was responsible for the development and construction of the property. The Company has determined that the joint venture is a variable interest entity (“VIE”), primarily based on the fact that the equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support. The Company has also determined that IRET is the primary beneficiary of the VIE due to the fact that IRET is providing more than 50% of the equity contributions, the subordinated debt and a guarantee on the third party debt and has the power to direct the most significant activities that impact the entity’s economic performance.

NOTE 2 • continued

On June 12, 2014, the Company entered into a joint venture operating agreement with a real estate development company and two other partners to construct a three-phase apartment and retail project in Edina, Minnesota as IRET — 71 France, LLC. The Company estimates total costs for the project at $73.3 million, with approximately 69% of the project financed with third-party debt and approximately 7% financed with debt from IRET to the joint venture entity. The first and second phases of the project are expected to be completed in the second and third quarters of fiscal year 2016, respectively. Construction of the third phase is expected to be completed in the first quarter of fiscal year 2017. See Development, Expansion and Renovation Projects in Note 15 for additional information. As of April 30, 2015, IRET is the approximately 52.6% owner of the joint venture and will have management and leasing responsibilities after the project has been in service for 24 months; the real estate development company and the other two partners own approximately 47.4% of the joint venture and are responsible for the development, construction and initial leasing of the property. The Company has determined that the joint venture is a variable interest entity (“VIE”), primarily based on the fact that the equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support. The Company has also determined that IRET is the primary beneficiary of the VIE due to the fact that IRET is providing more than 50% of the equity contributions, the subordinated debt and a guarantee on the third party debt and has the power to direct the most significant activities that impact the entity’s economic performance.

INVOLUNTARY CONVERSION OF ASSETS

In June 2011, both the Company’s Minot Arrowhead retail property and Chateau Apartments property, which at that time consisted of two 32-unit buildings, were extensively damaged by a flood. In February 2012, one of the buildings of the Chateau Apartments property, which had been undergoing restoration work following the flood, was completely destroyed by fire (the “2012 Fire”). Final settlement of the flood insurance claim was reached in fiscal year 2013 with total proceeds received of $8.5 million for flood clean-up costs and redevelopment.  Final settlement of the 2012 Fire insurance claim was reached in fiscal year 2014 with total proceeds received of $5.1 million for redevelopment. Insurance proceeds for these events exceeded the basis in the assets requiring replacement, resulting in recognition of the following gains from involuntary conversion in fiscal years 2014 and 2013:

	(in thousands)
Year Ended April 30,	2014	2013
Gain on involuntary conversion
Flood	$0	$2,821
2012 Fire	2,480	2,263
Total gain on involuntary conversion	$2,480	$5,084

Final settlement was reached during fiscal year 2013 for business interruption claims from the flood and 2012 Fire with proceeds received during fiscal years 2013 of approximately $409,000. Reimbursement for business interruption is included within real estate rentals in the Consolidated Statements of Operations.

In December 2013, 15-unit and 57-unit buildings at the Chateau Apartments property were destroyed by fire (the “2013 Fire”). Both buildings were under construction and were unoccupied. The Company is rebuilding both buildings, and expects them to be completed in the first quarter of fiscal year 2016. The Company received proceeds for the 2013 Fire claim of $1.0 million in fiscal year 2014 and $6.0 million fiscal 2015, which reduced to zero the accounts receivable recorded at the time of the fire for expected proceeds. No gain or loss on involuntary conversion was recorded due to the settlement of the claim.

NOTE 3 • CREDIT RISK

The Company is potentially exposed to credit risk for cash deposited with FDIC-insured financial institutions in accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

IRET has entered into a cash management arrangement with First Western Bank (the “Bank”) with respect to deposit accounts that exceed FDIC Insurance coverage. On a daily basis, account balances are swept into a repurchase account.  The Bank pledges fractional interests in US Government Securities owned by the Bank at an amount equal to the excess over the uncollected balance in the repurchase account. The amounts deposited by IRET pursuant to the repurchase agreement are not insured by FDIC. At April 30, 2015 and 2014, these amounts totaled $9.7 million and $14.4 million, respectively.

NOTE 4 • PROPERTY OWNED

Property, consisting principally of real estate, is stated at cost less accumulated depreciation and totaled $1.4 billion and $1.3 billion as of April 30, 2015, and 2014, respectively.

Construction period interest of approximately $4.9 million, $2.9 million, and $742,000 has been capitalized for the years ended April 30, 2015, 2014, and 2013, respectively.

The future minimum lease receipts to be received under non-cancellable leases for commercial properties, including those held for sale, as of April 30, 2015, assuming that no options to renew or buy out the lease are exercised, are as follows:

Year Ended April 30,	(in thousands)
2016	$112,320
2017	99,963
2018	84,455
2019	70,049
2020	52,576
Thereafter	130,313
$549,676

See Real Estate Investments within Note 2 for information about impairment losses recorded during fiscal years 2015 and 2014.

NOTE 5 • IDENTIFIED INTANGIBLE ASSETS AND LIABILITIES

The Company’s identified intangible assets and intangible liabilities at April 30, 2015 and 2014 were as follows:

	(in thousands)
	April 30, 2015	April 30, 2014
Identified intangible assets (included in intangible assets):
Gross carrying amount	$45,823	$48,181
Accumulated amortization	(19,610)	(17,286)
Net carrying amount	$26,213	$30,895

Identified intangible liabilities (included in other liabilities):
Gross carrying amount	$82	$127
Accumulated amortization	(61)	(90)
Net carrying amount	$21	$37

The effect of amortization of acquired below-market leases and acquired above-market leases reduced rental income by approximately $24,000, $25,000 and $29,000 for the twelve months ended April 30, 2015, 2014 and 2013, respectively. The estimated annual amortization of acquired below-market leases, net of acquired above-market leases for each of the five succeeding fiscal years is as follows:

Year Ended April 30,	(in thousands)
2016	$22
2017	11
2018	(3)
2019	(3)
2020	(1)

NOTE 5 • continued

Amortization of all other identified intangible assets (a component of depreciation/amortization related to real estate investments) was $5.0 million, $7.4 million and $4.2 million for the twelve months ended April 30, 2015, 2014 and 2013, respectively. The estimated annual amortization of all other identified intangible assets for each of the five succeeding fiscal years is as follows:

Year Ended April 30,	(in thousands)
2016	$4,000
2017	3,698
2018	3,469
2019	3,433
2020	3,390

NOTE 6 • NONCONTROLLING INTERESTS

Interests in the Operating Partnership held by limited partners are represented by Units. The Operating Partnership’s income is allocated to holders of Units based upon the ratio of their holdings to the total Units outstanding during the period. Capital contributions, distributions, and profits and losses are allocated to noncontrolling interests in accordance with the terms of the Operating Partnership agreement.

IRET reflects noncontrolling interests in consolidated real estate entities on the balance sheet for the portion of properties consolidated by IRET that are not wholly owned by IRET. The earnings or losses from these properties attributable to the noncontrolling interests are reflected as net income attributable to noncontrolling interests — consolidated real estate entities in the Consolidated Statements of Operations. During the fourth quarter of fiscal year 2015, IRET - Jamestown Medical Building, LLC disposed of the sole property held by the entity. The Company’s noncontrolling interests — consolidated real estate entities at April 30, 2015 and 2014 were as follows:

	(in thousands)
	April 30, 2015	April 30, 2014
IRET-71 France, LLC	$8,630	$0
IRET-Cypress Court Apartments, LLC	1,089	1,127
IRET-RED 20, LLC	3,072	3,277
IRET-Williston Garden Apartments, LLC	3,090	2,804
IRET - Jamestown Medical Building, LLC	0	1,219
IRET - WRH 1, LLC	6,138	5,672
Mendota Properties LLC	7,294	7,333
WRH Holding, LLC	1,206	1,206
Noncontrolling interests — consolidated real estate entities	$30,519	$22,638

NOTE 7 • LINE OF CREDIT

As of April 30, 2015, the Company, through its Operating Partnership as Borrower, had one secured line of credit with First International Bank and Trust, Watford City, North Dakota, as lead bank. This line of credit matures on September 1, 2017. The facility had, as of April 30, 2015, lending commitments of $90.0 million. Participants in this secured credit facility as of April 30, 2015 included, in addition to First International Bank, the following financial institutions:  The Bank of North Dakota; First Western Bank and Trust; Dacotah Bank; United Community Bank; American State Bank & Trust Company; Town & Country Credit Union; Highland Bank and United Bankers’ Bank. As of April 30, 2015, the Company had advanced $60.5 million under the line of credit. The line of credit has a minimum outstanding principal balance requirement of $17.5 million. The interest rate on borrowings under the facility is the Wall Street Journal Prime Rate +1.25%, with a floor of 4.75% and a cap of 8.65% during the initial term of the facility; interest-only payments are due monthly based on the total amount of advances outstanding. The line of credit may be prepaid at par at any time. The facility includes covenants and restrictions requiring the Company to achieve on a calendar quarter basis a debt service coverage ratio on borrowing base collateral of 1.25x in the aggregate and 1.00x on individual assets in the collateral pool, and the Company is also required to maintain minimum depository account(s) totaling $6.0 million with First International, of which $1.5 million is to be held in a non-interest bearing account. As of April 30, 2015, 15 properties with a total cost of $136.1 million collateralized this line of credit. As of April 30, 2015, the Company believes it is in compliance with the facility covenants. This credit facility is summarized in the following table:

						Weighted
	(in thousands)					Average Int.
Financial Institution	Amount Available	Amount Outstanding as of April 30, 2015	Amount Outstanding as of April 30, 2014	Applicable Interest Rate as of April 30, 2015	Maturity Date	Rate on Borrowings during fiscal year 2015

First International Bank & Trust	$90,000	$60,500	$22,500	4.75%	9/1/17	4.75%

NOTE 8 • MORTGAGES PAYABLE AND CONSTRUCTION DEBT

Most of the properties owned by the Company individually serve as collateral for separate mortgage loans on single properties or groups of properties. The majority of these mortgages payable are non-recourse to the Company, other than for standard carve-out obligations such as fraud, waste, failure to insure, environmental conditions and failure to pay real estate taxes. Interest rates on mortgages payable range from 2.68% to 8.25%, and the mortgages have varying maturity dates from June 1, 2015, through July 1, 2036. As of April 30, 2015, the management of the Company believes there are no defaults or material compliance issues in regards to any of these mortgages payable other than one $122.6 million non-recourse loan by a Company subsidiary, for which we’ve received a default notice from the special servicer on April 14, 2015 due to nonpayment on April 6, 2015. The aggregate estimated fair value of the assets securing this loan is less than the outstanding loan balance of $122.6 million. This loan matures in October 2016 and has an interest rate of 5.93%. The Company cannot predict the outcome of the discussions with the special servicer on this loan.

Of the mortgages payable, the balance of fixed rate mortgages totaled $629.8 million and $666.0 million at April 30, 2015 and 2014, respectively, and the balances of variable rate mortgages totaled $38.3 million and $13.0 million as of April 30, 2015, and 2014, respectively. The Company does not utilize derivative financial instruments to mitigate its exposure to changes in market interest rates. Most of the fixed rate mortgages have substantial pre-payment penalties. As of April 30, 2015, the weighted-average rate of interest on the Company’s mortgage debt, excluding mortgages on properties held for sale, was 4.95%, compared to 5.16% on April 30, 2014. The aggregate amount of required future principal payments on mortgages payable as of April 30, 2015, excluding $11.5 million in outstanding mortgage indebtedness related to assets held for sale, is as follows:

NOTE 8 • continued

Year Ended April 30,	(in thousands)
2016	$95,870
2017	41,549
2018	51,984
2019	90,716
2020	72,060
Thereafter	315,933
Total payments	$668,112

In addition to the individual first mortgage loans comprising the Company’s $668.1 million of mortgage indebtedness, the Company’s revolving, multi-bank secured line of credit discussed in Note 7 is secured as of April 30, 2015, by mortgages on 15 Company properties. This line of credit is not included in the Company’s mortgage indebtedness total. The Company currently has 48 unencumbered properties.

The Company’s construction debt totaled $136.2 million and $63.1 million on April 30 2015 and 2014, respectively.  The weighted average rate of interest on the construction debt as of April 30, 2015 was 3.38%, compared to 3.08% as of April 30, 2014. The total available to be drawn on the construction loans was $102.7 million at April 30, 2015.

NOTE 9 • TRANSACTIONS WITH RELATED PARTIES

BANKING SERVICES — FIRST INTERNATIONAL BANK AND TRUST

The Company has an ongoing banking relationship with First International Bank and Trust, Watford City, North Dakota (“First International”). Stephen L. Stenehjem, a member of the Company’s Board of Trustees, is the President and Chairman of First International and the Chief Executive Officer of Watford City BancShares, Inc., its bank holding company, and the bank holding company is owned by Mr. Stenehjem and members of his family. For a portion of fiscal year 2015, the Company had one mortgage loan outstanding with First International, with an original principal balance of $13.7 million (Williston Garden) bearing interest at 5.5% per annum; this loan was repaid in the second quarter of fiscal year 2015. The Company also has a construction loan with First International for $43.7 million to finance the development of the Renaissance Heights I residential property in Williston, North Dakota. At April 30, 2015, the construction loan had a balance of $37.7 million bearing interest at 5.0% per annum. The Company paid interest on these loans of approximately $325,000 and $1.4 million, respectively, in fiscal year 2015. The Company has a multi-bank line of credit with a capacity of $90.0 million, of which First International is the lead bank and a participant with an $11.0 million commitment. In fiscal year 2015, the Company paid First International a total of approximately $245,000 in interest on First International’s portion of the outstanding balance of this credit line, and paid fees of $40,000. In connection with this multi-bank line of credit, the Company maintains compensating balances with First International totaling $6.0 million, of which $1.5 million is held in a non-interest bearing account, and $4.5 million is held in an account that pays the Company interest on the deposited amount of 0.20% per annum. The Company also maintains checking accounts with First International. In fiscal year 2015, the Company paid less than $500 in total in various bank service and other fees charged on these checking accounts.

In fiscal years 2014 and 2013, the Company paid interest and fees on outstanding mortgage and construction loans of approximately $1.0 million and $975,000, respectively. In fiscal years 2014 and 2013, respectively, the Company paid First International $125,000 and $196,000 in interest on First International’s portion of the multi-bank line of credit and paid fees of $40,000 in both years. Also in both fiscal years 2014 and 2013, the Company paid under $500 in total in various bank service and other fees charged on checking accounts maintained with First International. Total payments of interest and fees from the Company to First International Bank were approximately $2.0 million, $1.2 million and $1.2 million in fiscal years 2015, 2014 and 2013, respectively.

NOTE 9 • continued

LEASE TRANSACTION

In fiscal year 2013, the Company entered into an agreement with First International to construct an approximately 3,700 square-foot building on an outlot of the Company’s Arrowhead Shopping Center in Minot, North Dakota, to be leased by First International under a 20-year lease for use as a branch bank location. The project was completed in fiscal year 2013 at a cost of $1.3 million. Net rental payments under the lease are estimated to be approximately $2.4 million in total over the 20-year lease term. Net rental payments received in fiscal years 2015, 2014 and 2013 totaled $109,000, $109,000 and $11,000, respectively.

SALES AGREEMENT

The Company has an investment banking relationship with Robert W. Baird & Co. Incorporated (“Baird”). Terrance P. Maxwell, a member of the Company’s Board of Trustees, was appointed the Chief Financial Officer of Baird in March 2015 and has served as a Managing Director and member of the Executive Committee since May 2014. On August 30, 2013, the Company and its Operating Partnership entered into an at-the-market, or ATM, sales agreement with Baird as sales agent. Under the terms of this agreement, the Company may from time to time issue and sell through Baird the Company’s common shares having an aggregate offering price of up to $75.0 million. Baird will be entitled to compensation of up to 2.0% of the gross sales price per share for common shares sold under the agreement. The agreement remains in force until terminated pursuant to its terms, including automatic termination upon the sale of all such shares through Baird. The Company has not issued any common shares under this program during fiscal years 2015 and 2014.

NOTE 10 • ACQUISITIONS, DEVELOPMENT PROJECTS PLACED IN SERVICE AND DISPOSITIONS

PROPERTY ACQUISITIONS

IRET Properties added approximately $56.3 million of real estate properties to its portfolio through property acquisitions during fiscal year 2015, compared to $43.6 million in fiscal year 2014. The Company expensed approximately $216,000 and $176,000 of transaction costs related to the acquisitions in fiscal years 2015 and 2014, respectively. The fiscal year 2015 and 2014 acquisitions are detailed below.

Fiscal 2015 (May 1, 2014 to April 30, 2015)

		(in thousands)
		Total	Form of Consideration			Investment Allocation
		Acquisition						Intangible
Acquisitions	Date Acquired	Cost	Cash	Units(1)	Other(2)	Land	Building	Assets

Multifamily
152 unit - Homestead Garden - Rapid City, SD(3)	2014-06-02	$15,000	$5,092	$0	$9,908	$655	$14,139	$206
52 unit - Silver Springs - Rapid City, SD	2014-06-02	3,280	1,019	0	2,261	215	3,006	59
68 unit - Northridge - Bismarck, ND	2014-09-12	8,500	8,400	100	0	884	7,516	100
119 unit - Legacy Heights - Bismarck, ND(4)	2015-03-19	15,000	14,300	700	0	1,207	13,742	51
		41,780	28,811	800	12,169	2,961	38,403	416

Unimproved Land
Creekside Crossing - Bismarck, ND	2014-05-22	4,269	4,269	0	0	4,269	0	0
PrairieCare Medical - Brooklyn Park, MN	2014-06-05	2,616	2,616	0	0	2,616	0	0
71 France Phase I - Edina, MN(5)	2014-06-12	1,413	0	0	1,413	1,413	0	0
Monticello 7th Addition - Monticello, MN	2014-10-09	1,660	1,660	0	0	1,660	0	0
71 France Phase II & III - Edina, MN(5)	2014-11-04	3,309	0	0	3,309	3,309	0	0
Minot 1525 24th Ave SW - Minot, ND	2014-12-23	1,250	1,250	0	0	1,250	0	0
		14,517	9,795	0	4,722	14,517	0	0

Total Property Acquisitions		$56,297	$38,606	$800	$16,891	$17,478	$38,403	$416

(1)             Value of limited partnership units of the Operating Partnership at the acquisition date.

(2)             Consists of assumed debt (Homestead Garden I: $9.9 million, Silver Springs: $2.3 million) and value of land contributed by the joint venture partner (71 France: $4.7 million).

(3)             At acquisition the Company adjusted the assumed debt to fair value and recognized approximately $852,000 of goodwill.

(4)             At acquisition, the purchase price included assets in development (land: $804,000, building: $7.8 million, escrow $1.3 million).

(5)             Land was contributed to a joint venture in which the Company has an approximately 52.6% interest. The joint venture is consolidated in IRET’s financial statements.

NOTE 10 • continued

Fiscal 2014 (May 1, 2013 to April 30, 2014)

		(in thousands)
		Total	Form of Consideration			Investment Allocation
		Acquisition						Intangible
Acquisitions	Date Acquired	Cost	Cash	Units(1)	Other(2)	Land	Building	Assets

Multifamily
71 unit - Alps Park - Rapid City, SD	2013-05-01	$6,200	$2,920	$3,280	$0	$287	$5,551	$362
96 unit - Southpoint - Grand Forks, ND	2013-09-05	10,600	10,400	200	0	576	9,893	131
24 unit - Pinecone Villas - Sartell, MN	2013-10-31	2,800	2,800	0	0	584	2,191	25
		19,600	16,120	3,480	0	1,447	17,635	518

Healthcare
98,174 sq ft Legends at Heritage Place - Sartell, MN	2013-10-31	11,863	11,863	0	0	970	10,511	382
39,500 sq ft Spring Creek Fruitland - Fruitland, ID	2014-02-05	7,050	7,050	0	0	550	6,500	0
		18,913	18,913	0	0	1,520	17,011	382

Unimproved Land
Chateau II - Minot, ND	2013-05-21	179	179	0	0	179	0	0
Jamestown Unimproved - Jamestown, ND	2013-08-09	700	700	0	0	700	0	0
Red 20 - Minneapolis, MN(3)	2013-08-20	1,900	0	0	1,900	1,900	0	0
Legends at Heritage Place - Sartell, MN	2013-10-31	537	537	0	0	537	0	0
Spring Creek Fruitland - Fruitland, ID	2014-01-21	335	335	0	0	335	0	0
Isanti Unimproved - Isanti, MN	2014-02-04	50	50	0	0	50	0	0
Rapid City Unimproved - Rapid City, SD	2014-03-25	1,366	1,366	0	0	1,366	0	0
		5,067	3,167	0	1,900	5,067	0	0

Total Property Acquisitions		$43,580	$38,200	$3,480	$1,900	$8,034	$34,646	$900

(1)             Value of limited partnership units of the Operating Partnership at the acquisition date.

(2)             Consists of value of land contributed by the joint venture partner.

(3)             Land is owned by a joint venture in which the Company has an approximately 58.6% interest. The joint venture is consolidated in IRET’s financial statements.

NOTE 10 • continued

Acquisitions in fiscal years 2015 and 2014 are immaterial to our real estate portfolio both individually and in the aggregate, and consequently no proforma information is presented. The results of operations from acquired properties are included in the Consolidated Statements of Operations as of their acquisition date. The revenue and net income of our fiscal year 2015 and 2014 acquisitions (excluding development projects placed in service) are detailed below.

	(in thousands)
Year Ended April 30,	2015	2014
Total revenue	$2,565	$1,897
Net loss	$(1)	$(82)

DEVELOPMENT PROJECTS PLACED IN SERVICE

IRET Properties placed approximately $124.5 million of development projects in service during fiscal year 2015, compared to $53.5 million in fiscal year 2014. The fiscal year 2015 and 2014 development projects placed in service are detailed below.

Fiscal 2015 (May 1, 2014 to April 30, 2015)

		(in thousands)
Development Projects Placed in Service (1)	Date Placed in Service	Land	Building	Development Cost

Multifamily
44 unit - Dakota Commons - Williston, ND(2)	2014-07-15	$823	$9,596	$10,419
130 unit - Red 20 - Minneapolis, MN(3)	2014-11-21	1,900	26,412	28,312
233 unit - Commons at Southgate - Minot, ND(4)	2014-12-09	3,691	31,351	35,042
64 unit - Cypress Court II - St. Cloud, MN(5)	2015-01-01	447	6,320	6,767
165 unit - Arcata - Golden Valley, MN(6)	2015-01-01	2,088	29,640	31,728
		8,949	103,319	112,268

Industrial
202,807 sq ft Roseville 3075 Long Lake Road - Roseville, MN	2014-11-10	0	9,036	9,036

Other
4,998 sq ft Minot Southgate Wells Fargo Bank - Minot, ND(7)	2014-11-10	992	2,193	3,185

Total Development Projects Placed in Service		$9,941	$114,548	$124,489

(1)         Development projects that are placed in service in phases are excluded from this table until the entire project has been placed in service. See Note 6 for additional information on the Renaissance Heights project, which was partially placed in service during fiscal years 2014 and 2015.

(2)         Costs paid in prior fiscal years totaled $8.1 million. Additional costs paid in fiscal year 2015 totaled $2.3 million, for a total project cost at April 30, 2015 of $10.4 million.

(3)         Costs paid in prior fiscal years totaled $12.2 million. Additional costs paid in fiscal year 2015 totaled $16.1 million, for a total project cost at April 30, 2015 of $28.3 million. The project is owned by a joint venture entity in which the Company has an approximately 58.6% interest. The joint venture is consolidated in IRET’s financial statements.

(4)         Costs paid in prior fiscal years totaled $26.5 million, respectively. Additional costs paid in fiscal year 2015 totaled $8.5 million, for a total project cost at April 30, 2015 of $35.0 million. The project is owned by a joint venture entity in which the Company has an approximately 52.9% interest. The joint venture is consolidated in IRET’s financial statements.

(5)         Costs paid in prior fiscal years totaled $1.2 million. Additional costs paid in fiscal year 2015 totaled $5.6 million, for a total project cost at April 30, 2015 of $6.8 million. The project is owned by a joint venture entity in which the Company has an approximately 86.1% interest. The joint venture is consolidated in IRET’s financial statements.

(6)         Costs paid in prior fiscal years totaled $11.3 million, respectively. Additional costs paid in fiscal year 2015 totaled $20.4 million, for a total project cost at April 30, 2015 of $31.7 million.

(7)         Costs paid in fiscal year 2015 totaled $3.2 million, including land acquired in fiscal year 2013.

NOTE 10 • continued

Fiscal 2014 (May 1, 2013 to April 30, 2014)

		(in thousands)
Development Projects Placed in Service (1)	Date Placed in Service	Land	Building	Development Cost

Multifamily
108 unit - Landing at Southgate - Minot, ND(2)	2013-09-04	$2,262	$12,864	$15,126
132 unit - Cypress Court - St. Cloud, MN(3)	2013-11-01	1,136	12,428	13,564
146 unit - River Ridge - Bismarck, ND(4)	2013-12-02	589	24,268	24,857

Total Development Projects Placed in Service		$3,987	$49,560	$53,547

(1)         Development projects that are placed in service in phases are excluded from this table until the entire project has been placed in service. See Note 15 for additional information on the Renaissance Heights I project, which was partially placed in service during the three months ended April 30, 2014.

(2)         Costs paid in prior fiscal years totaled $6.3 million. Costs paid in fiscal year 2014 totaled $8.8 million for a total project cost at April 30, 2014 of $15.1 million. The project is owned by a joint venture entity in which the Company has an approximately 52.9% interest.

(3)         Costs paid in prior fiscal years totaled $5.8 million. Costs paid in fiscal year 2014 totaled $7.8 million for a total project cost at April 30, 2014 of $13.6 million. The project is owned by a joint venture entity in which the Company has an approximately 86.1% interest.

(4)         Costs paid in prior fiscal years totaled $10.1 million. Costs paid in fiscal year 2014 totaled $14.7 million for a total project cost at April 30, 2014 of $24.9 million.

NOTE 10 • continued

PROPERTY DISPOSITIONS

During fiscal year 2015, the Company disposed of one multifamily property, one healthcare property, one industrial property, fifteen other commercial properties, and two unimproved properties for an aggregate sales price of $76.0 million, compared to dispositions totaling $80.9 million in fiscal year 2014. The fiscal year 2015 and 2014 dispositions are detailed below.

Fiscal 2015 (May 1, 2014 to April 30, 2015)

		(in thousands)
Dispositions	Date Disposed	Sales Price	Book Value and Sales Cost	Gain/(Loss)

Multifamily
83 unit - Lancaster - St. Cloud, MN	2014-09-22	$4,451	$3,033	$1,418

Healthcare
45,222 sq ft Jamestown Medical Office Building - Jamestown, MN	2015-02-05	12,819	8,710	4,109

Industrial
198,600 sq ft Eagan 2785 & 2795 - Eagan, MN	2014-07-15	3,600	5,393	(1,793)

Other
73,338 sq ft Dewey Hill - Edina, MN	2014-05-19	3,100	3,124	(24)
25,644 sq ft Weston Retail - Weston, WI	2014-07-28	n/a	1,176	(1,176)
74,568 sq ft Wirth Corporate Center - Golden Valley, MN	2014-08-29	4,525	4,695	(170)
52,000 sq ft Kalispell Retail - Kalispell, MT	2014-10-15	1,230	1,229	1
34,226 sq ft Fargo Express Center & SC Pad - Fargo, ND	2014-11-18	2,843	2,211	632
79,297 sq ft Northgate I — Maple Grove, MN	2014-12-01	7,200	6,881	319
14,820 sq ft Weston Walgreens — Weston, WI	2015-02-27	5,177	2,152	3,025
26,000 sq ft Northgate II - Maple Grove, MN	2015-03-02	2,725	1,727	998
45,019 sq ft Burnsville Bluffs II - Burnsville, MN	2015-03-25	1,245	2,245	(1,000)
26,186 sq ft Plymouth I - Plymouth, MN	2015-03-25	1,985	1,492	493
26,186 sq ft Plymouth II - Plymouth, MN	2015-03-25	1,625	1,356	269
26,186 sq ft Plymouth III - Plymouth, MN	2015-03-25	2,500	1,977	523
126,936 sq ft Plymouth IV & V - Plymouth, MN	2015-03-25	12,910	11,706	1,204
58,300 sq ft Southeast Tech Center - Eagan, MN	2015-03-25	3,300	4,196	(896)
61,138 sq ft Whitewater Plaza - Minnetonka, MN	2015-03-25	3,035	4,625	(1,590)
13,374 sq ft 2030 Cliff Road - Eagan, MN	2015-04-21	950	834	116
		54,350	51,626	2,724

Unimproved Land
Kalispell Unimproved - Kalispell, MT	2014-10-15	670	670	0
Weston — Weston, WI	2015-02-17	158	158	0
		828	828	0

Total Property Dispositions		$76,048	$69,590	$6,458

NOTE 10 • continued

Fiscal 2014 (May 1, 2013 to April 30, 2014)

		(in thousands)
Dispositions	Date Disposed	Sales Price	Book Value and Sales Cost	Gain/(Loss)

Multifamily
84 unit - East Park - Sioux Falls, SD	2013-12-18	$2,214	$2,358	$(144)
48 unit - Sycamore Village - Sioux Falls, SD	2013-12-18	1,296	1,380	(84)
		3,510	3,738	(228)

Industrial
41,880 sq ft Bodycote Industrial Building- Eden Prairie, MN	2013-05-13	3,150	1,375	1,775
42,244 sq ft Fargo 1320 45th Street N - Fargo, ND	2013-05-13	4,700	4,100	600
49,620 sq ft Metal Improvement Company - New Brighton, MN	2013-05-13	2,350	1,949	401
172,057 sq ft Roseville 2929 Long Lake Road - Roseville, MN	2013-05-13	9,275	9,998	(723)
322,751 sq ft Brooklyn Park 7401 Boone Ave - Brooklyn Park, MN	2013-09-12	12,800	12,181	619
50,400 sq ft Cedar Lake Business Center - St. Louis Park, MN	2013-09-12	2,550	2,607	(57)
35,000 sq ft API Building - Duluth, MN	2013-09-24	2,553	1,488	1,065
59,292 sq ft Lighthouse - Duluth, MN	2013-10-08	1,825	1,547	278
606,006 sq ft Dixon Avenue Industrial Park - Des Moines, IA	2013-10-31	14,675	10,328	4,347
41,685 sq ft Winsted Industrial Building - Winsted, MN	2014-01-17	725	747	(22)
69,984 sq ft Minnetonka 13600 County Road 62 - Minnetonka, MN	2014-01-30	3,800	3,084	716
42,510 sq ft Clive 2075NW 94th Street - Clive, IA	2014-01-30	2,735	2,675	60
		61,138	52,079	9,059
Other
23,187 sq ft Eagan Community - Eagan, MN	2013-05-14	2,310	2,420	(110)
121,669 sq ft Bloomington Business Plaza - Bloomington, MN	2013-09-12	4,500	7,339	(2,839)
118,125 sq ft Nicollet VII - Burnsville, MN	2013-09-12	7,290	6,001	1,289
42,929 sq ft Pillsbury Business Center - Bloomington, MN	2013-09-12	1,160	1,164	(4)
10,625 sq ft Anoka Strip Center- Anoka, MN	2013-12-23	325	347	(22)
8,400 sq ft Burnsville 2 Strip Center - Burnsville, MN	2014-01-08	650	796	(146)
		16,235	18,067	(1,832)

Total Property Dispositions		$80,883	$73,884	$6,999

NOTE 11 • OPERATING SEGMENTS

IRET reports its results in three reportable segments: multifamily; healthcare, including senior housing; and industrial properties. During fiscal year 2016, the Company reduced its number of reportable segments from five to three when its office and retail segments fell below the quantitative thresholds for reporting as reportable segments.  Historical segment information has been reclassified in accordance with the Company’s current segment structure. The Company’s reportable segments are aggregations of similar properties.

NOTE 11 • continued

Segment information in this report is presented based on net operating income (“NOI”), which we define as total real estate revenues and gain on involuntary conversion less real estate expenses (which consist of utilities, maintenance, real estate taxes, insurance, property management expenses and other property expenses). We believe that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of core operations that is unaffected by depreciation, amortization, financing and general and administrative expense.  NOI does not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income, net income available for common shareholders or cash flow from operating activities as a measure of financial performance. The following tables present real estate revenues and net operating income for the fiscal years ended April 30, 2015, 2014 and 2013 from our three reportable segments, and reconcile net operating income of reportable segments to net income as reported in the consolidated financial statements. Segment assets are also reconciled to Total Assets as reported in the consolidated financial statements.

	(in thousands)
Year Ended April 30, 2015	Multifamily	Healthcare	Industrial	All Other	Total
Real estate revenue	$118,526	$65,828	$6,491	$10,150	$200,995
Real estate expenses	51,172	16,937	1,536	4,188	73,833
Net operating income	$67,354	$48,891	$4,955	$5,962	127,162
TRS senior housing revenue, net of expenses					523
Depreciation/amortization					(51,775)
Administrative expenses					(11,824)
Other expenses					(2,010)
Impairment of real estate investments					(4,663)
Interest expense					(40,071)
Interest and other income					2,956
Income before gain on sale of real estate and other investments and income from discontinued operations					20,298
Gain on sale of real estate and other investments					6,093
Income from continuing operations					26,391
Income from discontinued operations					2,293
Net income					$28,684

	(in thousands)
Year Ended April 30, 2014	Multifamily	Healthcare	Industrial	All Other	Total
Real estate revenue	$102,059	$64,887	$6,894	$11,539	$185,379
Real estate expenses	46,138	16,899	2,043	4,725	69,805
Gain on involuntary conversion	2,480	0	0	0	2,480
Net operating income	$58,401	$47,988	$4,851	$6,814	118,054
TRS senior housing revenue, net of expenses					296
Depreciation/amortization					(50,069)
Administrative expenses					(10,743)
Other expenses					(2,129)
Impairment of real estate investments					(7,700)
Interest expense					(39,619)
Interest and other income					2,148
Income before gain on sale of real estate and other investments and income from discontinued operations					10,238
Loss on sale of real estate and other investments					(51)
Income from continuing operations					10,187
Loss from discontinued operations					(27,127)
Net loss					$(16,940)

NOTE 11 • continued

	(in thousands)
Year Ended April 30, 2013	Multifamily	Healthcare	Industrial	All Other	Total
Real estate revenue	$89,923	$61,625	$6,700	$11,485	$169,733
Real estate expenses	38,223	16,529	1,871	5,547	62,170
Gain on involuntary conversion	3,852	0	0	1,232	5,084
Net operating income	$55,552	$45,096	$4,829	$7,170	112,647
Depreciation/amortization					(42,430)
Administrative expenses					(8,494)
Other expenses					(2,171)
Interest expense					(40,441)
Interest and other income					732
Income before gain on sale of real estate and other investments and income from discontinued operations					19,843
Gain on sale of real estate and other investments					0
Income from continuing operations					19,843
Income from discontinued operations					10,129
Net income					$29,972

Segment Assets and Accumulated Depreciation

	(in thousands)
As of April 30, 2015	Multifamily	Healthcare	Industrial	All Other	Total

Segment Assets
Property owned	$946,520	$495,021	$60,611	$44,215	$1,546,367
Less accumulated depreciation	(180,414)	(112,515)	(11,256)	(9,123)	(313,308)
Net property owned	$766,106	$382,506	$49,355	$35,092	1,233,059
Assets held for sale					463,103
Cash and cash equivalents					48,970
Other investments					329
Receivables and other assets					72,555
Development in progress					153,994
Unimproved land					25,827
Total assets					$1,997,837

	(in thousands)
As of April 30, 2014	Multifamily	Healthcare	Industrial	All Other	Total

Segment Assets
Property owned	$753,731	$522,135	$55,375	$118,975	$1,450,216
Less accumulated depreciation	(158,100)	(105,376)	(10,198)	(28,731)	302,405
Net property owned	$595,631	$416,759	$45,177	$90,244	1,147,811
Assets held for sale					457,307
Cash and cash equivalents					47,267
Other investments					329
Receivables and other assets					89,034
Development in progress					104,609
Unimproved land					22,864
Total assets					$1,869,221

NOTE 12 • DISCONTINUED OPERATIONS

Prior to February 1, 2014, the Company reported, in discontinued operations, the results of operations and the related gains or losses of properties that had either been disposed of or classified as held for sale and otherwise met the classification of a discontinued operation. As a result of the adoption of ASU 2014-08, results of operations and gains or losses on sale for properties that are disposed or classified as held for sale in the ordinary course of business on or subsequent to February 1, 2014 would generally be included in continuing operations on the Company’s consolidated statements of operations, to the extent such disposals did not meet the criteria for classification as a discontinued operation described in Note 2.

During fiscal year 2016, the Company classified as held for sale and discontinued operations 48 office properties, 17 retail properties and 1 healthcare property. The Company classified no properties as discontinued operations during fiscal year 2015. During the first three quarters of fiscal year 2014, the Company disposed of two multifamily properties, three office properties, twelve industrial properties and three retail properties that were classified as discontinued operations. During the quarter ended April 30, 2014, the Company applied ASU 2014-08 to one property that was classified as held for sale and did not record any discontinued operations. During fiscal year 2013, the Company disposed of three multifamily properties, one retail property, one healthcare property and four condominium units that were classified as discontinued operations. Eight condominium units and a retail property were classified as held for sale and also classified as discontinued operations at April 30, 2012. The following information shows the effect on net income and the gains or losses from the sale of properties classified as discontinued operations for the fiscal years ended April 30, 2015, 2014 and 2013.

	(in thousands)
	2015	2014	2013
REVENUE
Real estate rentals	$54,591	$57,629	$63,704
Tenant reimbursement	24,084	26,949	27,788
TOTAL REVENUE	78,675	84,578	91,492
EXPENSES
Depreciation/amortization related to real estate investments	16,226	19,359	20,873
Utilities	7,493	8,423	7,876
Maintenance	10,861	12,022	12,307
Real estate taxes	13,906	14,898	16,235
Insurance	1,079	1,172	1,151
Property management expenses	3,795	3,657	3,810
Other property expenses	30	243	16
Other expenses	0	3	2
Amortization related to non-real estate investments	2,606	2,500	2,446
Impairment of real estate investments	1,442	36,726	305
TOTAL EXPENSES	57,438	99,003	65,021
Operating income (loss)	21,237	(14,425)	26,471
Interest expense	(18,949)	(19,944)	(23,425)
Interest income	0	2	2
Other income	5	241	16
Income (loss) income from discontinued operations before gain on sale	2,293	(34,126)	3,244
Gain on sale of discontinued operations	0	6,999	6,885
INCOME FROM DISCONTINUED OPERATIONS	2,293	$(27,127)	$10,129
Segment Data
Multifamily	0	$(99)	$3,712
Healthcare	(55)	(68)	3,307
Industrial	0	8,923	2,118
Other	2,348	(35,883)	992
Total	2,293	$(27,127)	$10,129

		(in thousands)
		2014	2013
Property Sale Data
Sales price		$80,883	$26,273
Net book value and sales costs		(73,884)	(19,388)
Gain on sale of discontinued operations		$6,999	$6,885

NOTE 12 • continued

The following information reconciles the carrying amounts of major classes of assets and liabilities of the discontinued operations to assets and liabilities held for sale that are presented separately on the Consolidated Balance Sheets:

	(in thousands)
	April 30, 2015	April 30, 2014
Carrying amounts of major classes of assets included as part of discontinued operations
Property owned and intangible assets, net of accumulated depreciation and amortization	$417,045	$425,676
Receivable arising from straight-lining of rents	10,078	11,087
Accounts receivable	566	1,752
Prepaid and other assets	699	691
Tax, insurance and other escrow	1,176	4,655
Property and equipment	0	7
Goodwill	193	0
Deferred charges and leasing costs	9,606	10,488
Total major classes of assets of the discontinued operations	439,363	454,356
Other assets included in the disposal group classified as held for sale	23,740	2,951
Total assets of the disposal group classified as held for sale on the balance sheet	$463,103	$457,307

Carrying amounts of major classes of liabilities included as part of discontinued operations
Accounts payable and accrued expenses	$13,952	$13,988
Mortgages payable	295,677	318,734
Other	4	9
Total major classes of liabilities of the discontinued operations	309,633	332,731
Other liabilities included in the disposal group classified as held for sale	11,760	0
Total liabilities of the disposal group classified as held for sale on the balance sheet	$321,393	$332,731

NOTE 13 • EARNINGS PER SHARE

Basic earnings per share is computed by dividing net income available to common shareholders by the weighted average number of common shares outstanding during the period. The Company has no outstanding options, warrants, convertible stock or other contractual obligations requiring issuance of additional common shares that would result in a dilution of earnings. Units can be exchanged for shares on a one-for-one basis after a minimum holding period of one year. The following table presents a reconciliation of the numerator and denominator used to calculate basic and diluted earnings per share reported in the consolidated financial statements for the fiscal years ended April 30, 2015, 2014 and 2013:

	For Years Ended April 30,
	(in thousands, except per share data)
	2015	2014	2013
NUMERATOR
Income (loss) from continuing operations — Investors Real Estate Trust	$22,076	$9,633	$17,247
Income (loss) from discontinued operations — Investors Real Estate Trust	2,011	(22,807)	8,283
Net income (loss) attributable to Investors Real Estate Trust	24,087	(13,174)	25,530
Dividends to preferred shareholders	(11,514)	(11,514)	(9,229)
Numerator for basic earnings per share — net income (loss) available to common shareholders	12,573	(24,688)	16,301
Noncontrolling interests — Operating Partnership	1,526	(4,676)	3,633
Numerator for diluted earnings per share	$14,099	$(29,364)	$19,934
DENOMINATOR
Denominator for basic earnings per share weighted average shares	118,004	105,331	93,344
Effect of convertible operating partnership units	16,594	21,697	21,191
Denominator for diluted earnings per share	134,598	127,028	114,535
Earnings (loss) per common share from continuing operations — Investors Real Estate Trust — basic and diluted	$.09	$(.01)	$.08
Earnings (loss) per common share from discontinued operations — Investors Real Estate Trust — basic and diluted	.02	(.22)	.09
NET INCOME (LOSS) PER COMMON SHARE — BASIC & DILUTED	$.11	$(.23)	$.17

NOTE 14 • RETIREMENT PLANS

IRET sponsors a defined contribution 401(k) retirement plan.  There are three types of contributions to the plan: 401(k) Safe Harbor employer matching contributions; discretionary non-elective employer contributions; and employee deferrals or contributions. Participation in IRET’s defined contribution 401(k) plan is available to employees over the age of 21, except that collectively bargained employees, non-resident alien employees, and part-time/temporary/seasonal employees scheduled to work less than 1000 hours of service within the plan year are excluded from participation. Employees can contribute immediately upon hire; however, they are not eligible for the employer match until they have completed six months of service and worked at least 1,000 hours per calendar year.  Employees participating in the 401(k) plan may contribute up to maximum levels established by the IRS. Employer contributions to the plan are at the discretion of the Company’s management. Employees are eligible to receive discretionary employer contributions if they are over the age of 21, have completed 1,000 hours of service within the plan year, and are employed on the last day of the plan year. IRET currently expects to make discretionary employer contributions of not more than 3.5% of the eligible wages of each participating employee, and currently matches, dollar for dollar, employee contributions to the 401(k) plan in an amount equal to up to 4.0% of the eligible wages of each participating employee, for a total expected contribution of not more than 7.5% of the eligible wages of each participating employee. Discretionary employer contributions are subject to a vesting schedule; 401(k) matching contributions by IRET are fully vested when made. IRET’s contributions to these plans on behalf of employees totaled approximately $1.0 million, $1.1 million and $912,000 in fiscal years 2015, 2014 and 2013, respectively.

NOTE 15 • COMMITMENTS AND CONTINGENCIES

Ground Leases. As of April 30, 2015, the Company is a tenant under operating ground or air rights leases on eleven of its properties. The Company pays a total of approximately $500,000 per year in rent under these ground leases, which have remaining terms ranging from 0.5 to 86 years, and expiration dates ranging from October 2015 to October 2100. The Company has renewal options for six of the eleven ground leases, and rights of first offer or first refusal for the remainder.

The expected timing of ground and air rights lease payments as of April 30, 2015 is as follows:

(in thousands)
Fiscal Year Ended April 30,	Lease Payments
2016	$478
2017	449
2018	449
2019	449
2020	449
Thereafter	20,764
Total	$23,038

Legal Proceedings. IRET is involved in various lawsuits arising in the normal course of business. Management believes that such matters will not have a material effect on the Company’s consolidated financial statements.

Environmental Matters. It is generally IRET’s policy to obtain a Phase I environmental assessment of each property that the Company seeks to acquire.  Such assessments have not revealed, nor is the Company aware of, any environmental liabilities that IRET believes would have a material adverse effect on IRET’s financial position or results of operations. IRET owns properties that contain or potentially contain (based on the age of the property) asbestos or lead, or have underground fuel storage tanks. For certain of these properties, the Company estimated the fair value of the conditional asset retirement obligation and chose not to book a liability, because the amounts involved were immaterial. With respect to certain other properties, the Company has not recorded any related asset retirement obligation, as the fair value of the liability cannot be reasonably estimated, due to insufficient information. IRET believes it does not have sufficient information to estimate the fair value of the asset retirement obligations for these properties because a settlement date or range of potential settlement dates has not been specified by others, and, additionally, there are currently no plans or expectation of plans to demolish these properties or to undertake major renovations that would require removal of the asbestos, lead and/or underground storage tanks.  These properties are expected to be maintained by repairs and maintenance activities that would not involve the removal of the asbestos, lead and/or underground storage tanks.  Also, a need for renovations caused by tenant changes, technology changes or other factors has not been identified.

Tenant Improvements.  In entering into leases with tenants, IRET may commit itself to fund improvements or build-outs of the rented space to suit tenant requirements.  These tenant improvements are typically funded at the beginning of the lease term, and IRET is accordingly exposed to some risk of loss if a tenant defaults prior to the expiration of the lease term, and the rental income that was expected to cover the cost of the tenant improvements is not received.  As of April 30, 2015, the Company is committed to fund $7.2 million in tenant improvements, within approximately the next 12 months.

Purchase Options.  The Company has granted options to purchase certain of IRET properties to tenants in these properties, under lease agreements. In general, these options grant the tenant the right to purchase the property at the greater of such property’s appraised value or an annual compounded increase of a specified percentage of the initial cost to us. As of April 30, 2015, 15 of our properties were subject to purchase options, and the total investment cost, plus improvements, of all such properties was $114.9 million with total gross rental revenues in fiscal year 2015 of $10.2 million. The tenant in the Company’s Nebraska Orthopaedic Hospital property has exercised its option to purchase the property. The Company and its tenant are currently engaged in an arbitration proceeding pursuant to the lease agreement to determine the purchase price. The Company currently can give no assurance that the sale of the property pursuant to the purchase option will be completed.

NOTE 15 • continued

Insurance.  IRET carries insurance coverage on its properties in amounts and types that the Company believes are customarily obtained by owners of similar properties and are sufficient to achieve IRET’s risk management objectives.

Restrictions on Taxable Dispositions.  Approximately 94 of the Company’s properties, consisting of approximately 4.3 million square feet of our combined commercial segment’s properties and 4,910 apartment units, including discontinued operations held for sale, are subject to restrictions on taxable dispositions under agreements entered into with some of the sellers or contributors of the properties. The real estate investment amount of these properties (net of accumulated depreciation) was approximately $738.7 million at April 30, 2015. The restrictions on taxable dispositions are effective for varying periods. The terms of these agreements generally prevent us from selling the properties in taxable transactions.  The Company does not believe that the agreements materially affect the conduct of its business or its decisions whether to dispose of restricted properties during the restriction period because the Company generally holds these and its other properties for investment purposes, rather than for sale. Historically, however, where the Company has deemed it to be in its shareholders’ best interests to dispose of restricted properties, the Company has done so through transactions structured as tax-deferred transactions under Section 1031 of the Internal Revenue Code.

Redemption Value of Units.  The limited partnership units of the Company’s operating partnership, IRET Properties, are redeemable at the option of the holder for cash, or, at our option, for the Company’s common shares of beneficial interest on a one-for-one basis, after a minimum one-year holding period.  All Units receive the same cash distributions as those paid on common shares.  Units are redeemable for an amount of cash per Unit equal to the average of the daily market price of an IRET common share for the ten consecutive trading days immediately preceding the date of valuation of the Unit.  As of April 30, 2015 and 2014, the aggregate redemption value of the then-outstanding Units of the operating partnership owned by limited partners was approximately $102.4 million and $185.7 million, respectively.

Joint Venture Buy/Sell Options.  Several of IRET’s joint venture agreements contain buy/sell options in which each party under certain circumstances has the option to acquire the interest of the other party, but do not generally require that the Company buy its partners’ interests. However, from time to time, the Company has entered into joint venture agreements which contain options compelling the Company to acquire the interest of the other parties. The Company currently has one such joint venture, the Company’s Southgate apartment project in Minot, North Dakota, in which the Company’s joint venture partner can, for the four-year period from February 6, 2016 through February 5, 2020, compel the Company to acquire the partner’s interest, for a price to be determined in accordance with the provisions of the joint venture agreement. The joint venture partner’s interest is reflected as a redeemable noncontrolling interest on the Consolidated Balance Sheets.

Development, Expansion and Renovation Projects.  The Company has various contracts outstanding with third parties in connection with development, expansion and renovation projects that are underway or placed in service during the quarter, the costs for which have been capitalized. As of April 30, 2015, contractual commitments for these projects are as follows:

NOTE 15 • continued

			(in thousands)		(in fiscal years)
Project Name and Location	Planned Segment	Rentable Square Feet or Number of Units	Anticipated Total Cost	Costs as of April 30, 2015(1)	Anticipated Construction Completion
Roseville 3075 Long Lake Rd - Roseville, MN	Other	202,807 sq ft	13,915	9,036	In Service
Chateau II - Minot, ND	Multifamily	72 units	14,711	13,129	1Q 2016
Edina 6565 France SMC III - Edina, MN	Healthcare	57,479 sq ft	36,752	22,549	1Q 2016
Minot Southgate Retail - Minot, ND	Other	7,963 sq ft	2,923	2,164	1Q 2016
Renaissance Heights - Williston, ND(2)	Multifamily	288 units	62,362	59,087	1Q 2016
Deer Ridge — Jamestown, ND	Multifamily	163 units	24,519	15,355	2Q 2016
PrairieCare Medical - Brooklyn Park, MN	Healthcare	72,895 sq ft	24,251	19,457	2Q 2016
Cardinal Point - Grand Forks, ND	Multifamily	251 units	40,042	26,450	3Q 2016
71 France Phase I, II, III - Edina, MN(3)	Multifamily	241 units	73,290	35,137	1Q 2017
Other	n/a	n/a	n/a	6,618	n/a
			$292,765	$208,982

(1)         Includes costs related to development projects that are placed in service in phases (Renaissance Heights - $46.0 million).

(2)         The Company is an approximately 70% partner in the joint venture entity constructing this project; the anticipated total cost amount given is the total cost to the joint venture entity.

(3)         The project will be constructed in three phases by a joint venture entity in which the Company has an approximately 52.6% interest. The anticipated total cost amount given in the table above is the total cost to the joint venture entity. The anticipated total cost includes approximately 21,772 square feet of retail space.

These development projects are subject to various contingencies, and no assurances can be given that they will be completed within the time frames or on the terms currently expected.

NOTE 16 • FAIR VALUE MEASUREMENTS

ASC 820, Fair Value Measurement and Disclosures defines and establishes a framework for measuring fair value.  The objective of fair value is to determine the price that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (the exit price). ASC 820 establishes a fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair value into three levels, as follows:

Level 1:  Quoted prices in active markets for identical assets

Level 2:  Significant other observable inputs

Level 3:  Significant unobservable inputs

There were no transfers in and out of Level 1, Level 2 and Level 3 fair value measurements during fiscal years 2015 and 2014. Fair value estimates may be different than the amounts that may ultimately be realized upon sale or disposition of the assets and liabilities.

Fair Value Measurements on a Recurring Basis

The Company had no assets or liabilities recorded at fair value on a recurring basis at April 30, 2015 and 2014.

NOTE 16 • continued

Fair Value Measurements on a Nonrecurring Basis

Non-financial assets measured at fair value on a nonrecurring basis at April 30, 2015 consisted of real estate held for sale that was written-down to estimated fair value during fiscal year 2015. Non-financial assets measured at fair value on a nonrecurring basis at April 30, 2014 consisted of real estate investments and real estate held for sale that were written-down to estimated fair value during fiscal year 2014. The aggregate fair value of these assets by their levels in the fair value hierarchy are as follows:

	(in thousands)
	Total	Level 1	Level 2	Level 3
April 30, 2015
Real estate held for sale	$7,100	$0	$0	$7,100

April 30, 2014
Real estate investments	89,537	0	0	89,537
Real estate held for sale	2,951	0	0	2,951

Financial Assets and Liabilities Not Measured at Fair Value

The following methods and assumptions were used to estimate the fair value of each class of financial assets and liabilities. The fair values of our financial instruments approximate their carrying amount in our consolidated financial statements except for debt.

Cash and Cash Equivalents. The carrying amount approximates fair value because of the short maturity.

Other Investments. The carrying amount, or cost plus accrued interest, of the certificates of deposit approximates fair value.

Other Debt. For variable rate loans that re-price frequently, fair values are based on carrying values. The fair value of fixed rate loans is estimated based on the discounted cash flows of the loans using relevant treasury interest rates plus credit spreads (Level 2).

Lines of Credit.  The carrying amount approximates fair value because the variable rate debt re-prices frequently.

Mortgages Payable. For variable rate loans that re-price frequently, fair values are based on carrying values. The fair value of fixed rate loans is estimated based on the discounted cash flows of the loans using relevant treasury interest rates plus credit spreads (Level 2).

The estimated fair values of the Company’s financial instruments as of April 30, 2015 and 2014 are as follows:

	(in thousands)
	2015		2014
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
FINANCIAL ASSETS
Cash and cash equivalents	$48,970	$48,970	$47,267	$47,267
Other investments	329	329	329	329
FINANCIAL LIABILITIES
Other debt	144,090	143,749	63,132	63,250
Lines of credit	60,500	60,500	22,500	22,500
Mortgages payable	668,112	749,604	678,955	751,117

NOTE 17 • COMMON AND PREFERRED SHARES OF BENEFICIAL INTEREST AND EQUITY

Distribution Reinvestment and Share Purchase Plan.  During fiscal years 2015 and 2014, IRET issued 8.1 million and 6.6 million common shares, respectively, pursuant to its distribution reinvestment and share purchase plan, at a total value at issuance of $64.9 million and $55.8 million, respectively. The shares issued under the distribution reinvestment and share purchase plan during fiscal year 2015 consisted of 2.1 million shares valued at issuance at $16.2 million that were issued for reinvested distributions, and approximately 6.0 million shares valued at $48.7 million at issuance that were issued in exchange for voluntary cash contributions under the plan. The shares issued under the distribution reinvestment and share purchase plan during fiscal year 2014 consisted of 1.8 million shares valued at issuance at $14.6 million that were issued for reinvested distributions, and approximately 4.8 million shares valued at $41.2 million at issuance that were issued in exchange for voluntary cash contributions under the plan. IRET’s distribution reinvestment plan is available to common shareholders of IRET and all limited partners of IRET Properties. Under the distribution reinvestment plan, shareholders or limited partners may elect to invest their cash distributions in common shares of the Company, currently at a discount of 3% from the market price, and to purchase additional shares through voluntary cash contributions at market price.

Exchange of Units for Common Shares.  During fiscal years 2015 and 2014, respectively, 7.2 million and approximately 903,000 Units were exchanged for common shares pursuant to the Agreement of Limited Partnership of the Operating Partnership, with a total value of $41.3 million and $4.4 million included in equity.

Issuance of Preferred Shares.  On August 7, 2012, the Company completed the public offering of 4.6 million Series B Cumulative Redeemable Preferred Shares of Beneficial Interest (“Series B preferred shares”) at a price of $25.00 per share for net proceeds of approximately $111.2 million after underwriting discounts and estimated offering expenses.  These shares are nonvoting and redeemable for cash at $25.00 per share at the Company’s option on or after August 7, 2017. Holders of these shares are entitled to cumulative distributions, payable quarterly (as and if declared by the Board of Trustees). Distributions accrue at an annual rate of $1.9875 per share, which is equal to 7.95% of the $25.00 per share liquidation preference ($115 million liquidation preference in the aggregate).The Company contributed the net proceeds from the sale to the Operating Partnership for general business purposes, including the acquisition and development of income-producing real estate properties and debt repayment, in exchange for 4.6 million Series B preferred units, which carry terms that are substantially the same as the Series B preferred shares. The Series B preferred shares were registered under a shelf registration statement declared effective on July 12, 2012. This shelf registration statement was terminated in June 2013 upon the filing of the Company’s currently-effective shelf registration statement on Form S-3ASR, which shelf registration statement expires June 27, 2016.

In addition to the 4.6 million Series B preferred shares outstanding, the Company also has outstanding approximately 1.2 million shares of 8.25% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, issued during the Company’s fiscal year 2004 for total proceeds of $27.3 million, net of selling costs. Holders of the Company’s Series A preferred shares are entitled to receive dividends at an annual rate of 8.25% of the liquidation preference of $25 per share, or $2.0625 per share per annum. These dividends are cumulative and payable quarterly in arrears. The shares are not convertible into or exchangeable for any other property or any other securities of the Company at the election of the holders. However, the Company, at its option, may redeem the shares at a redemption price of $25.00 per share, plus any accrued and unpaid dividends through the date of redemption. The shares have no maturity date and will remain outstanding indefinitely unless redeemed by the Company.

During the second quarter of fiscal year 2014, the Company and its Operating Partnership entered into an ATM sales agreement with Robert W. Baird & Co. Incorporated as sales agent, pursuant to which the Company may from time to time sell the Company’s common shares of beneficial interest having an aggregate offering price of up to $75 million. The shares would be issued pursuant to the Company’s currently-effective shelf registration statement on Form S-3ASR. The Company issued no common shares under this program during fiscal years 2015 and 2014.

NOTE 18 • QUARTERLY RESULTS OF CONSOLIDATED OPERATIONS (unaudited)

	(in thousands, except per share data)
QUARTER ENDED	July 31, 2014	October 31, 2014	January 31, 2015	April 30, 2015
Revenues	$49,214	$51,189	$52,939	$51,173
Net (loss) income attributable to Investors Real Estate Trust	$(151)	$5,114	$8,371	$10,753
Net (loss) income available to common shareholders	$(3,030)	$2,236	$5,492	$7,875
Net (loss) income per common share - basic & diluted	$(.03)	$.02	$.05	$.07

	(in thousands, except per share data)
QUARTER ENDED	July 31, 2013	October 31, 2013	January 31, 2014	April 30, 2014
Revenues	$45,287	$45,896	$48,383	$47,440
Net income (loss) attributable to Investors Real Estate Trust	$3,078	$8,787	$3,503	$(28,542)
Net income (loss) available to common shareholders	$199	$5,909	$624	$(31,420)
Net income (loss) per common share - basic & diluted	$.00	$.06	$.00	$(.29)

The above financial information is unaudited. In the opinion of management, all adjustments (which are of a normal recurring nature) have been included for a fair presentation.

NOTE 19 • REDEEMABLE NONCONTROLLING INTERESTS

Redeemable noncontrolling interests on our Consolidated Balance Sheets represent the noncontrolling interest in a joint venture of the Company in which the Company’s unaffiliated partner, at its election, could require the Company to buy its interest at a purchase price to be determined by an appraisal conducted in accordance with the terms of the agreement, or at a negotiated price. Redeemable noncontrolling interests are presented at the greater of their carrying amount or redemption value at the end of each reporting period. Changes in the value from period to period are charged to common shares of beneficial interest on our Consolidated Balance Sheets. The Company currently has one joint venture, the Company’s Southgate apartment project in Minot, North Dakota, in which the Company’s joint venture partner can, for the four-year period from February 6, 2016 through February 5, 2020, compel the Company to acquire the partner’s interest, for a price to be determined in accordance with the provisions of the joint venture agreement.

As of April 30, 2015 and 2014, the estimated redemption value of the redeemable noncontrolling interests was $6.4 million and $6.2 million, respectively. Below is a table reflecting the activity of the redeemable noncontrolling interests.

	(in thousands)
	2015	2014	2013
Balance at beginning of fiscal year	$6,203	$5,937	$0
Contributions	0	0	5,932
Net income	165	266	5
Balance at close of fiscal year	$6,368	$6,203	$5,937

NOTE 20 • SHARE BASED COMPENSATION

Share based awards are provided to officers, non-officer employees and trustees, under the Company’s 2008 Incentive Award Plan approved by shareholders on September 16, 2008, which allows for awards in the form of cash and awards of unrestricted and restricted common shares, up to an aggregate of 2,000,000 shares over the ten year period in which the plan will be in effect. Through April 30, 2015, awards under the 2008 Incentive Award Plan consisted of cash awards and grants of restricted and unrestricted common shares.

NOTE 20 • continued

Long-Term Incentive Plan

The Company maintains a long-term incentive plan (“LTIP”) that allows for share based awards to officer and non-officer employees of the Company. Under the LTIP, executives are provided the opportunity to earn awards, payable 50% in unrestricted shares and 50% in restricted shares, based on achieving one or more performance objectives within a one-year performance period (for example, the performance period for fiscal year 2015 commenced on May 1, 2014 and concluded on April 30, 2015). LTIP performance is evaluated based on the following objective performance goal: Three-Year Average Annual Total Shareholder Return (“TSR”), which means the average of the Annual Total Shareholder Return for the Company’s common shares in each of the three consecutive fiscal years ending with and including the performance period. TSR is considered a market condition. “Annual Total Shareholder Return,” and “Three-Year Average Annual Total Shareholder Return,” have the meanings set forth in the LTIP. The unrestricted shares vest immediately at the end of the one-year performance period, and the restricted shares vest on the one year anniversary of the award date based on service during that year.

With respect to the performance period of the LTIP subject to market conditions, we recognize compensation expense ratably (over one year for the 50% unrestricted shares and over two years for the 50% restricted shares) based on the service inception date fair value, as determined using a Monte Carlo simulation. The market condition performance measurement is the three-year average annual total shareholder return. The model evaluates the awards for changing total shareholder return over the term of the vesting, and uses random simulations that are based on past IRET stock characteristics. We based the expected volatility of 15-20% upon the historical volatility of our daily closing share price. Dividend yield of 6.1% was calculated as the estimated annual dividend for the fiscal year divided by the average price of the previous fiscal year. We based the risk-free interest rate of 0.03-0.09% on U.S. treasury bonds with a maturity equal to the remaining market condition performance period. The officers’ total award opportunity under the LTIP stated as a percentage of base salary ranges from 50% to 100% at target level. The calculated grant date fair value as a percentage of base salary for the officers ranged from 47% to 94% for LTIP subject to market conditions as of the grant date of April 30, 2015.  The grant date is the end of the performance period, when the executive has risk in the shares that were earned as of that date. The service inception date precedes the grant date because a mutual understanding was achieved between the Company and the executives at the beginning of the performance period.

Share-based compensation expense for the 2015 performance period was $1.3 million for the fiscal year ended April 30, 2015.  Share-based compensation expense for the 2014 performance period was approximately $690,000 and $914,000 for the fiscal years ended April 30, 2015 and 2014.  The TSR threshold was not reached in fiscal year 2013; consequently there was no LTIP expense for the fiscal year ended April 30, 2013.

Trustee Awards

We award share-based compensation to our non-management trustees on an annual basis in the form of unrestricted shares which vest immediately. The value of share-based compensation at grant date for each non-management trustee was $39,139, $28,976, and $15,975 for each of the fiscal years ended April 2015, 2014, and 2013, respectively.

Total Compensation Expense

Total share-based compensation expense recognized in the consolidated financial statements for the three years ended April 30, 2015 for all share-based awards was as follows (in thousands):

	Year Ended April 30,
	2015	2014	2013
Share based compensation expense	$2,215	$1,162	$45

NOTE 20 • continued

Restricted Share Awards

The activity for the two years ended April 30, 2015 related to the Company’s restricted share awards was as follows.  There was no activity related to restricted shares in fiscal year 2013.

	Shares	Wtd Avg Grant- Date Fair Value
Unvested at April 30, 2013	0	$ n/a
Granted	104,855	8.72
Unvested at April 30, 2014	104,855	8.72
Granted	107,536	7.17
Vested during year	(79,181)	8.72
Forfeited	(25,674)	8.72
Unvested at April 30, 2015	107,536	7.17

The total fair value of share grants vested during the fiscal year ended April 30, 2015 was approximately $568,000.  No share grants vested during the fiscal years ended April 30, 2014 and 2013.

As of April 30, 2015, the total compensation cost related to non-vested share awards not yet recognized was approximately $771,000, which the Company expects to recognize during fiscal year 2016.

NOTE 21 • SUBSEQUENT EVENTS

Common and Preferred Share Distributions. On June 2, 2015, the Company’s Board of Trustees declared the following distributions:

Class of shares/units	Quarterly Amount per Share or Unit	Record Date	Payment Date
Common shares and limited partnership units	$0.1300	June 15, 2015	July 1, 2015
Preferred shares:
Series A	$0.5156	June 15, 2015	June 30, 2015
Series B	$0.4968	June 15, 2015	June 30, 2015

Pending Acquisition.  Subsequent to the end of fiscal year 2015, the Company signed a purchase agreement to acquire an approximately 28,000-square foot medical office property in Omaha, Nebraska for a purchase price of $6.5 million to be paid in cash.  This pending acquisition is subject to various closing conditions and contingencies, and no assurances can be given that it will be completed on the terms currently expected or at all.

Completed Disposition.  On May 18, 2015, the Company sold Thresher Square, an office property in Minneapolis, Minnesota, for a sale price of $7.0 million.

Pending Dispositions.  On June 12, 2015, the Company signed an agreement to sell 34 office properties located in 8 states for a sale price of $250.0 million. Also on June 12, 2015, a joint venture in which the Company has a 51% interest signed an agreement to sell five office properties in Mendota Heights, Minnesota, for a sale price of $40.0 million. On June 25, 2015, the Company signed an agreement to sell 17 retail properties and one parcel of unimproved land located in Minnesota, North Dakota and Nebraska for a sale price of $81.5 million. These pending dispositions are part of the Company’s previously announced strategic plan to explore the sale of its office and retail portfolios and the sales are expected to be completed in the second or third quarter of fiscal year 2016. These pending dispositions are subject to various closing conditions and contingencies, and no assurances can be given that the transaction will be completed on the terms currently expected, or at all.

Commitment Increase to Credit Facility: Under the terms of the First Amendment to Amended and Restated Loan Agreement with First International Bank & Trust as lead bank, the commitment amount may be increased from $90.0 million up to $100.0 million upon meeting various conditions. Subsequent to the end of fiscal year 2015, the Company met such conditions, including providing additional collateral, and the total commitment amount was increased to $100.0 million.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES

April 30, 2015

Schedule III - REAL ESTATE AND ACCUMULATED DEPRECIATION (in thousands)

		Initial Cost to Company		Costs capitalized	Gross amount at which carried at close of period				Date of	Life on which depreciation in latest income
Description	Encumbrances(1)	Land	Buildings & Improvements	subsequent to acquisition	Land	Buildings & Improvements	Total	Accumulated Depreciation	Construction or Acquisition	statement is computed
Multifamily
11th Street 3 Plex - Minot, ND	$84	$11	$53	$19	$20	$63	$83	$(12)	2008	40 years
4th Street 4 Plex - Minot, ND	98	15	74	34	23	100	123	(19)	2008	40 years
Alps Park - Rapid City, SD	3,934	287	5,551	165	293	5,710	6,003	(299)	2013	40 years
Apartments on Main - Minot, ND	642	158	1,123	53	193	1,141	1,334	(235)	1987	24-40 years
Arbors - S Sioux City, NE	3,840	350	6,625	1,923	980	7,918	8,898	(2,115)	2006	40 years
Arcata - Golden Valley, MN	0	2,088	29,640	95	2,088	29,735	31,823	(380)	2013	40 years
Ashland - Grand Forks, ND	5,517	741	7,569	163	774	7,699	8,473	(678)	2012	40 years
Boulder Court - Eagan, MN	2,736	1,067	5,498	3,005	1,324	8,246	9,570	(2,539)	2003	40 years
Brookfield Village - Topeka, KS	5,216	509	6,698	1,539	756	7,990	8,746	(2,348)	2003	40 years
Brooklyn Heights - Minot, ND	694	145	1,450	879	219	2,255	2,474	(949)	1997	12-40 years
Campus Center - St. Cloud, MN	1,127	395	2,244	243	407	2,475	2,882	(534)	2007	40 years
Campus Heights - St. Cloud, MN	0	110	628	157	124	771	895	(163)	2007	40 years
Campus Knoll - St. Cloud, MN	752	266	1,512	180	305	1,653	1,958	(364)	2007	40 years
Campus Plaza - St. Cloud, MN	0	54	311	85	60	390	450	(87)	2007	40 years
Campus Side - St. Cloud, MN	0	107	615	161	118	765	883	(170)	2007	40 years
Campus View - St. Cloud, MN	0	107	615	156	113	765	878	(164)	2007	40 years
Canyon Lake - Rapid City, SD	2,843	305	3,958	1,652	376	5,539	5,915	(1,739)	2001	40 years
Castlerock - Billings, MT	6,574	736	4,864	2,165	994	6,771	7,765	(2,726)	1998	40 years
Chateau I - Minot, ND	0	61	5,663	683	71	6,336	6,407	(786)	2013	40 years
Cimarron Hills - Omaha, NE	4,729	706	9,588	4,346	1,334	13,306	14,640	(4,723)	2001	40 years
Colonial Villa - Burnsville, MN	5,473	2,401	11,515	7,471	2,844	18,543	21,387	(5,255)	2003	40 years
Colony - Lincoln, NE	13,303	1,515	15,730	671	1,574	16,342	17,916	(1,316)	2012	40 years
Colton Heights - Minot, ND	391	80	672	421	123	1,050	1,173	(769)	1984	40 years
Commons at Southgate - Minot, ND	0	3,691	31,351	580	3,703	31,919	35,622	(993)	2013	40 years
Cornerstone - St. Cloud, MN	0	54	311	88	57	396	453	(89)	2007	40 years
Cottage West Twin Homes - Sioux Falls, SD	3,586	968	3,762	432	1,022	4,140	5,162	(378)	2011	40 years
Cottonwood - Bismarck, ND	15,586	1,056	17,372	3,294	1,383	20,339	21,722	(6,904)	1997	40 years
Country Meadows - Billings, MT	6,560	491	7,809	1,486	538	9,248	9,786	(3,797)	1995	33-40 years
Crestview - Bismarck, ND	3,839	235	4,290	1,682	515	5,692	6,207	(2,915)	1994	24-40 years
Crown - Rochester, MN	2,571	261	3,289	246	269	3,527	3,796	(470)	2010	40 years
Crown Colony - Topeka, KS	8,081	620	9,956	2,388	898	12,066	12,964	(4,531)	1999	40 years

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES

April 30, 2015

Schedule III - REAL ESTATE AND ACCUMULATED DEPRECIATION (in thousands)

		Initial Cost to Company		Costs capitalized	Gross amount at which carried at close of period				Date of	Life on which depreciation in latest income
Description	Encumbrances(1)	Land	Buildings & Improvements	subsequent to acquisition	Land	Buildings & Improvements	Total	Accumulated Depreciation	Construction or Acquisition	statement is computed
Multifamily - continued
Cypress Court - St. Cloud, MN	$13,150	$1,583	$18,874	$148	$1,583	$19,022	$20,605	$(652)	2012	40 years
Dakota Commons - Williston, ND(2)	0	823	9,596	25	824	9,620	10,444	(236)	2012	40 years
Evergreen - Isanti, MN	1,986	380	2,740	116	385	2,851	3,236	(474)	2008	40 years
Evergreen II - Isanti, MN	2,066	691	2,784	55	698	2,832	3,530	(277)	2011	40 years
Fairmont - Minot, ND	332	28	337	117	55	427	482	(76)	2008	40 years
First Avenue - Minot, ND	0	0	3,046	11	0	3,057	3,057	(155)	2013	40 years
Forest Park - Grand Forks, ND	7,560	810	5,579	7,407	1,426	12,370	13,796	(5,333)	1993	24-40 years
Gables Townhomes - Sioux Falls, SD	1,452	349	1,921	173	374	2,069	2,443	(189)	2011	40 years
Grand Gateway - St. Cloud, MN	5,345	814	7,086	805	934	7,771	8,705	(746)	2012	40 years
Greenfield - Omaha, NE	3,552	578	4,122	769	803	4,666	5,469	(932)	2007	40 years
Heritage Manor - Rochester, MN	3,895	403	6,968	2,796	580	9,587	10,167	(3,751)	1998	40 years
Homestead Garden - Rapid City, SD	9,761	655	14,139	156	658	14,292	14,950	(329)	2014	40 years
Indian Hills - Sioux City, IA(2)	0	294	2,921	3,709	397	6,527	6,924	(1,353)	2007	40 years
Kirkwood Manor - Bismarck, ND	3,259	449	2,725	1,676	553	4,297	4,850	(1,786)	1997	12-40 years
Lakeside Village - Lincoln, NE	13,129	1,215	15,837	442	1,263	16,231	17,494	(1,294)	2012	40 years
Landing at Southgate - Minot, ND	0	2,254	12,955	93	2,294	13,008	15,302	(546)	2013	40 years
Landmark - Grand Forks, ND	1,573	184	1,514	1,093	331	2,460	2,791	(1,070)	1997	40 years
Legacy - Grand Forks, ND	15,528	1,362	21,727	6,665	2,133	27,621	29,754	(10,186)	1995-2005	24-40 years
Legacy Heights - Bismarck, ND	0	804	9,162	73	804	9,235	10,039	(21)	2015	40 years
Mariposa - Topeka, KS	2,925	399	5,110	535	427	5,617	6,044	(1,498)	2004	40 years
Meadows - Jamestown, ND(2)	0	590	4,519	1,355	669	5,795	6,464	(2,135)	1998	40 years
Monticello Village - Monticello, MN	2,956	490	3,756	491	621	4,116	4,737	(1,257)	2004	40 years
Northern Valley - Rochester, MN	0	110	610	129	119	730	849	(100)	2010	40 years
North Pointe - Bismarck, ND	3,382	303	3,957	622	354	4,528	4,882	(1,474)	1995-2011	24-40 years
Northridge - Bismarck, ND	6,322	884	7,516	26	888	7,538	8,426	(126)	2014	40 years
Oakmont Estates - Sioux Falls, SD	2,418	422	4,838	638	627	5,271	5,898	(1,746)	2002	40 years
Oakwood Estates - Sioux Falls, SD	3,939	543	2,784	4,336	777	6,886	7,663	(3,214)	1993	40 years
Olympic Village - Billings, MT	10,575	1,164	10,441	3,086	1,785	12,906	14,691	(4,881)	2000	40 years
Olympik Village - Rochester, MN	4,382	1,034	6,109	1,968	1,183	7,928	9,111	(2,127)	2005	40 years
Oxbow Park - Sioux Falls, SD	3,846	404	3,152	2,894	824	5,626	6,450	(2,808)	1994	24-40 years
Park Meadows - Waite Park, MN	8,482	1,143	9,099	5,792	1,629	14,405	16,034	(5,939)	1997	40 years

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES

April 30, 2015

Schedule III - REAL ESTATE AND ACCUMULATED DEPRECIATION (in thousands)

		Initial Cost to Company		Costs capitalized	Gross amount at which carried at close of period				Date of	Life on which depreciation in latest income
Description	Encumbrances(1)	Land	Buildings & Improvements	subsequent to acquisition	Land	Buildings & Improvements	Total	Accumulated Depreciation	Construction or Acquisition	statement is computed
Multifamily - continued
Pebble Springs - Bismarck, ND	$757	$7	$748	$165	$54	$866	$920	$(349)	1999	40 years
Pinehurst - Billings, MT	205	72	687	251	81	929	1,010	(305)	2002	40 years
Pinecone Villas - Sartell, MN	0	584	2,191	27	585	2,217	2,802	(95)	2013	40 years
Pines - Minot, ND	111	35	215	185	49	386	435	(141)	1997	40 years
Plaza - Minot, ND	5,348	867	12,784	2,455	995	15,111	16,106	(2,433)	2009	40 years
Pointe West - Rapid City, SD	2,624	240	3,538	1,527	368	4,937	5,305	(2,379)	1994	24-40 years
Ponds at Heritage Place - Sartell, MN	3,852	395	4,564	320	404	4,875	5,279	(363)	2012	40 years
Prairie Winds - Sioux Falls, SD	1,410	144	1,816	487	235	2,212	2,447	(1,228)	1993	24-40 years
Quarry Ridge - Rochester, MN	27,268	2,254	30,024	1,392	2,307	31,363	33,670	(4,533)	2006	40 years
Red 20 - Minneapolis, MN	0	1,900	26,412	4	1,900	26,416	28,316	(445)	2013	40 years
Regency Park Estates - St. Cloud, MN	6,680	702	10,198	1,465	811	11,554	12,365	(1,162)	2011	40 years
Renaissance Heights - Williston, ND	0	2,464	43,488	123	2,467	43,608	46,075	(848)	2013	40 years
Ridge Oaks - Sioux City, IA	3,359	178	4,073	2,437	288	6,400	6,688	(2,205)	2001	40 years
Rimrock West - Billings, MT	3,282	330	3,489	1,510	435	4,894	5,329	(1,765)	1999	40 years
River Ridge - Bismarck, ND	13,200	576	23,826	998	1,438	23,962	25,400	(1,290)	2008	40 years
Rocky Meadows - Billings, MT	5,089	656	5,726	1,201	772	6,811	7,583	(3,129)	1995	40 years
Rum River - Isanti, MN	3,536	843	4,823	215	862	5,019	5,881	(1,020)	2007	40 years
Sherwood - Topeka, KS	12,134	1,142	14,684	3,064	1,694	17,196	18,890	(6,619)	1999	40 years
Sierra Vista - Sioux Falls, SD	1,390	241	2,097	435	265	2,508	2,773	(273)	2011	40 years
Silver Springs - Rapid City, SD	2,230	215	3,006	48	215	3,054	3,269	(68)	2014	40 years
South Pointe - Minot, ND	8,613	550	9,548	2,847	1,343	11,602	12,945	(5,494)	1995	24-40 years
Southpoint - Grand Forks, ND(2)	0	576	9,893	48	591	9,926	10,517	(414)	2013	40 years
Southview - Minot, ND	1,035	185	469	410	240	824	1,064	(371)	1994	40 years
Southwind - Grand Forks, ND	5,503	400	5,034	2,974	765	7,643	8,408	(3,486)	1995	24-40 years
Summit Park - Minot, ND	963	161	1,898	1,550	560	3,049	3,609	(1,249)	1997	24-40 years
Sunset Trail - Rochester, MN	8,009	336	12,814	2,652	581	15,221	15,802	(5,453)	1999	40 years
Temple - Minot, ND	75	0	0	231	0	231	231	(57)	2006	40 years
Terrace Heights - Minot, ND	160	29	312	142	40	443	483	(172)	2006	40 years
Thomasbrook - Lincoln, NE	5,893	600	10,306	3,336	1,403	12,839	14,242	(4,680)	1999	40 years
University Park Place - St. Cloud, MN	0	78	450	115	83	560	643	(118)	2007	40 years
Valley Park - Grand Forks, ND	3,822	294	4,137	3,508	1,115	6,824	7,939	(2,599)	1999	40 years

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES

April 30, 2015

Schedule III - REAL ESTATE AND ACCUMULATED DEPRECIATION (in thousands)

		Initial Cost to Company		Costs capitalized	Gross amount at which carried at close of period				Date of	Life on which depreciation in latest income
Description	Encumbrances(1)	Land	Buildings & Improvements	subsequent to acquisition	Land	Buildings & Improvements	Total	Accumulated Depreciation	Construction or Acquisition	statement is computed
Multifamily - continued
Villa West - Topeka, KS	$12,106	$1,590	$15,760	$923	$1,876	$16,397	$18,273	$(1,331)	2012	40 years
Village Green - Rochester, MN	1,047	234	2,296	962	359	3,133	3,492	(935)	2003	40 years
West Stonehill - Waite Park, MN	8,448	939	10,167	5,224	1,533	14,797	16,330	(6,896)	1995	40 years
Westridge - Minot, ND	1,604	68	1,887	263	77	2,141	2,218	(377)	2008	40 years
Westwood Park - Bismarck, ND	1,950	116	1,909	1,784	284	3,525	3,809	(1,425)	1998	40 years
Whispering Ridge - Omaha, NE	22,000	2,139	25,424	732	2,276	26,019	28,295	(1,563)	2012	40 years
Williston Garden - Williston, ND	10,870	1,400	17,696	85	1,421	17,760	19,181	(2,132)	2012	40 years
Winchester - Rochester, MN	2,564	748	5,622	1,846	1,009	7,207	8,216	(2,297)	2003	40 years
Woodridge - Rochester, MN	6,257	370	6,028	2,207	642	7,963	8,605	(3,557)	1997	40 years
Total Multifamily	$423,385	$65,410	$746,299	$134,811	$81,919	$864,601	$946,520	$(180,414)

Healthcare
2800 Medical Building - Minneapolis, MN	$7,740	$204	$7,135	$2,492	$229	$9,602	$9,831	$(3,037)	2005	40 years
2828 Chicago Avenue - Minneapolis, MN	12,105	726	11,319	5,627	729	16,943	17,672	(4,011)	2007	40 years
Airport Medical - Bloomington, MN	431	0	4,678	0	0	4,678	4,678	(1,730)	2002	40 years
Billings 2300 Grant Road - Billings, MT	1,226	649	1,216	0	649	1,216	1,865	(146)	2010	40 years
Burnsville 303 Nicollet Medical (Ridgeview) - Burnsville, MN	8,092	1,071	6,842	1,968	1,092	8,789	9,881	(1,612)	2008	40 years
Burnsville 305 Nicollet Medical (Ridgeview South) - Burnsville, MN	5,066	189	5,127	971	203	6,084	6,287	(1,078)	2008	40 years
Casper 1930 E 12th Street (Park Place) - Casper, WY(2)	0	439	5,780	172	439	5,952	6,391	(855)	2009	40 years
Casper 3955 E 12th Street (Meadow Wind) - Casper, WY(2)	0	388	10,494	576	459	10,999	11,458	(1,510)	2009	40 years
Cheyenne 4010 N College Drive (Aspen Wind) - Cheyenne, WY(2)	0	628	10,272	270	629	10,541	11,170	(1,457)	2009	40 years
Cheyenne 4606 N College Drive (Sierra Hills) - Cheyenne, WY(2)	0	695	7,455	50	695	7,505	8,200	(1,020)	2009	40 years
Denfeld Clinic - Duluth, MN	1,430	501	2,597	1	501	2,598	3,099	(718)	2004	40 years
Eagan 1440 Duckwood Medical - Eagan, MN	0	521	1,547	556	521	2,103	2,624	(635)	2008	40 years
Edgewood Vista - Belgrade, MT	0	35	779	21	35	800	835	(140)	2008	40 years
Edgewood Vista - Billings, MT	1,785	115	1,767	66	115	1,833	1,948	(323)	2008	40 years
Edgewood Vista - Bismarck, ND	0	511	9,193	177	511	9,370	9,881	(2,231)	2005	40 years
Edgewood Vista - Brainerd, MN	0	587	8,999	134	587	9,133	9,720	(2,184)	2005	40 years

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES

April 30, 2015

Schedule III - REAL ESTATE AND ACCUMULATED DEPRECIATION (in thousands)

		Initial Cost to Company		Costs capitalized	Gross amount at which carried at close of period				Date of	Life on which depreciation in latest income
Description	Encumbrances(1)	Land	Buildings & Improvements	subsequent to acquisition	Land	Buildings & Improvements	Total	Accumulated Depreciation	Construction or Acquisition	statement is computed
Healthcare - continued
Edgewood Vista - Columbus, NE	$0	$43	$824	$24	$44	$847	$891	$(148)	2008	40 years
Edgewood Vista - East Grand Forks, MN	2,718	290	1,352	59	290	1,411	1,701	(251)	2000	40 years
Edgewood Vista - Fargo, ND	11,846	775	20,870	199	775	21,069	21,844	(3,730)	2008	40 years
Edgewood Vista - Fremont, NE	550	56	490	54	56	544	600	(179)	2008	40 years
Edgewood Vista - Grand Island, NE	0	33	773	51	39	818	857	(142)	2008	40 years
Edgewood Vista - Hastings, NE	567	49	517	63	50	579	629	(197)	2008	40 years
Edgewood Vista - Hermantown I, MN	15,197	288	9,871	1,761	288	11,632	11,920	(3,888)	2000	40 years
Edgewood Vista - Hermantown II, MN	0	719	10,517	121	719	10,638	11,357	(2,542)	2005	40 years
Edgewood Vista - Kalispell, MT	568	70	502	633	70	1,135	1,205	(364)	2001	40 years
Edgewood Vista - Minot, ND	9,017	1,045	11,590	210	1,047	11,798	12,845	(1,307)	2010	40 years
Edgewood Vista - Missoula, MT	807	109	854	94	116	941	1,057	(412)	1996	40 years
Edgewood Vista - Norfolk, NE	0	42	722	22	42	744	786	(131)	2008	40 years
Edgewood Vista - Omaha, NE	359	89	547	53	89	600	689	(201)	2001	40 years
Edgewood Vista - Sioux Falls, SD	1,022	314	974	58	314	1,032	1,346	(185)	2008	40 years
Edgewood Vista - Spearfish, SD	0	315	8,584	124	330	8,693	9,023	(1,710)	2005	40 years
Edgewood Vista - Virginia, MN	12,927	246	11,823	313	246	12,136	12,382	(3,669)	2002	40 years
Edina 6363 France Medical - Edina, MN	9,567	0	12,675	2,906	0	15,581	15,581	(3,781)	2008	40 years
Edina 6405 France Medical - Edina, MN	8,145	0	12,201	41	0	12,242	12,242	(2,969)	2008	40 years
Edina 6517 Drew Avenue - Edina, MN	0	353	660	529	372	1,170	1,542	(579)	2002	40 years
Edina 6525 Drew Avenue - Edina, MN	0	388	117	0	388	117	505	(10)	2011	40 years
Edina 6525 France SMC II - Edina, MN	9,803	755	8,054	5,723	1,040	13,492	14,532	(5,874)	2003	40 years
Edina 6545 France SMC I - Edina MN	29,622	3,480	30,192	14,423	3,480	44,615	48,095	(17,035)	2001	40 years
Fresenius - Duluth, MN	576	50	1,520	2	50	1,522	1,572	(420)	2004	40 years
Garden View - St. Paul, MN	0	0	7,408	898	26	8,280	8,306	(2,723)	2002	40 years
Gateway Clinic - Sandstone, MN	828	66	1,699	0	66	1,699	1,765	(469)	2004	40 years
Healtheast St John & Woodwinds - Maplewood & Woodbury, MN	7,366	3,239	18,362	0	3,239	18,362	21,601	(6,867)	2000	40 years
High Pointe Health Campus - Lake Elmo, MN	7,500	1,305	10,528	2,091	1,329	12,595	13,924	(3,750)	2004	40 years
Laramie 1072 N 22nd Street (Spring Wind) - Laramie, WY(2)	0	406	10,151	27	406	10,178	10,584	(1,251)	2009	40 years
Legends at Heritage Place - Sartell, MN	0	970	9,920	0	970	9,920	10,890	(382)	2013	40 years
Mariner Clinic - Superior, WI	1,811	0	3,781	90	20	3,851	3,871	(1,077)	2004	40 years

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES

April 30, 2015

Schedule III - REAL ESTATE AND ACCUMULATED DEPRECIATION (in thousands)

		Initial Cost to Company		Costs capitalized	Gross amount at which carried at close of period				Date of	Life on which depreciation in latest income
Description	Encumbrances(1)	Land	Buildings & Improvements	subsequent to acquisition	Land	Buildings & Improvements	Total	Accumulated Depreciation	Construction or Acquisition	statement is computed
Healthcare - continued
Minneapolis 701 25th Avenue Medical - Minneapolis, MN	$7,196	$0	$7,873	$1,566	$0	$9,439	$9,439	$(1,837)	2008	40 years
Missoula 3050 Great Northern - Missoula, MT	1,267	640	1,331	0	640	1,331	1,971	(159)	2010	40 years
Park Dental - Brooklyn Center, MN	247	185	2,767	0	185	2,767	2,952	(873)	2002	40 years
Pavilion I - Duluth, MN	4,773	1,245	8,898	31	1,245	8,929	10,174	(2,445)	2004	40 years
Pavilion II - Duluth, MN	8,783	2,715	14,673	1,937	2,715	16,610	19,325	(5,788)	2004	40 years
Ritchie Medical Plaza - St Paul, MN	5,980	1,615	7,851	3,611	1,647	11,430	13,077	(2,880)	2005	40 years
Sartell 2000 23rd Street South - Sartell, MN	1,593	0	11,781	934	0	12,715	12,715	(4,101)	2002	40 years
Spring Creek-American Falls - American Falls, ID	2,086	145	3,870	0	145	3,870	4,015	(404)	2011	40 years
Spring Creek-Boise - Boise, ID	2,751	708	4,296	0	708	4,296	5,004	(482)	2011	40 years
Spring Creek-Eagle - Eagle, ID	1,919	263	3,775	0	263	3,775	4,038	(396)	2011	40 years
Spring Creek-Fruitland - Fruitland, ID	0	550	6,565	0	550	6,565	7,115	(260)	2014	40 years
Spring Creek-Meridian - Meridian, ID	3,171	424	6,724	0	424	6,724	7,148	(698)	2011	40 years
Spring Creek-Overland - Overland, ID	3,106	687	5,942	0	687	5,942	6,629	(644)	2011	40 years
Spring Creek-Soda Springs - Soda Springs, ID	751	66	2,124	33	66	2,157	2,223	(228)	2011	40 years
Spring Creek-Ustick - Meridian, ID	0	467	3,833	0	467	3,833	4,300	(370)	2011	40 years
St Michael Clinic - St Michael, MN	1,795	328	2,259	264	328	2,523	2,851	(510)	2007	40 years
Trinity at Plaza 16 - Minot, ND	4,718	568	9,009	125	674	9,028	9,702	(820)	2011	40 years
Wells Clinic - Hibbing, MN	1,263	162	2,497	2	162	2,499	2,661	(690)	2004	40 years
Total Healthcare	$220,070	$33,522	$409,346	$52,153	$34,201	$460,820	$495,021	$(112,515)

Industrial
Bloomington 2000 W 94th Street - Bloomington, MN(2)	$0	$2,133	$4,097	$1,217	$2,204	$5,243	$7,447	$(1,423)	2006	40 years
Lexington Commerce Center - Eagan, MN	1,604	453	4,352	1,977	480	6,302	6,782	(2,831)	1999	40 years
Minot IPS - Minot, ND(2)	0	416	5,952	0	416	5,952	6,368	(374)	2012	40 years
Stone Container - Fargo, ND	382	440	6,597	104	440	6,701	7,141	(2,943)	2001	40 years
Roseville 3075 Long Lake Road - Roseville, MN	0	810	9,562	1,326	810	10,888	11,698	(145)	2001	40 years
Urbandale 3900 106th Street - Urbandale, IA	10,418	3,680	9,893	1,982	3,863	11,692	15,555	(2,553)	2007	40 years
Woodbury 1865 Woodlane - Woodbury, MN	0	1,108	2,628	1,884	1,123	4,497	5,620	(987)	2007	40 years
Total Industrial	$12,404	$9,040	$43,081	$8,490	$9,336	$51,275	$60,611	$(11,256)

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES

April 30, 2015

Schedule III - REAL ESTATE AND ACCUMULATED DEPRECIATION (in thousands)

		Initial Cost to Company		Costs capitalized	Gross amount at which carried at close of period				Date of	Life on which depreciation in latest income
Description	Encumbrances(1)	Land	Buildings & Improvements	subsequent to acquisition	Land	Buildings & Improvements	Total	Accumulated Depreciation	Construction or Acquisition	statement is computed
Other
1st Avenue Building - Minot, ND	$0	$30	$337	$0	$30	$337	$367	$(41)	1981	33-40 years
17 South Main - Minot, ND	75	15	75	197	17	270	287	$(202)	2000	40 years
Arrowhead First International Bank - Minot, ND	0	75	1,211	20	95	1,211	1,306	(65)	2013	40 years
Bismarck 715 East Broadway - Bismarck, ND	2,103	389	1,283	1,126	443	2,355	2,798	(458)	2008	40 years
Dakota West Plaza - Minot , ND	347	92	493	30	106	509	615	(122)	2006	40 years
Grand Forks Carmike - Grand Forks, ND	1,304	184	2,360	2	184	2,362	2,546	(1,211)	1994	40 years
Minot 1400 31st Ave - Minot, ND(2)	0	1,026	6,143	4,404	1,038	10,535	11,573	(2,287)	2010	40 years
Minot 2505 16th Street SW - Minot, ND(2)	0	298	1,724	296	298	2,020	2,318	(275)	2009	40 years
Minot Arrowhead - Minot, ND(2)	0	100	3,216	5,553	176	8,693	8,869	(2,058)	1973	40 years
Minot Plaza - Minot, ND	758	50	453	155	80	578	658	(339)	1993	40 years
Minot Southgate Wells Fargo Bank - Minot, ND	0	992	2,194	0	992	2,194	3,186	(24)	2014	40 years
Plaza 16 - Minot, ND	7,098	389	5,444	3,859	598	9,094	9,692	(2,041)	2009	40 years
Total Other	$11,685	$3,640	$24,933	$15,642	$4,057	$40,158	$44,215	$(9,123)
Subtotal	$667,544	$111,612	$1,223,659	$211,096	$129,513	$1,416,854	$1,546,367	$(313,308)

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES

April 30, 2015

Schedule III - REAL ESTATE AND ACCUMULATED DEPRECIATION (in thousands)

		Initial Cost to Company		Costs capitalized	Gross amount at which carried at close of period				Date of
Description	Encumbrances(1)	Land	Buildings & Improvements	subsequent to acquisition	Land	Buildings & Improvements	Total	Accumulated Depreciation	Construction or Acquisition
Unimproved Land
Badger Hills - Rochester, MN	$0	$1,050	$0	$0	$1,050	$0	$1,050	$0	2012
Bismarck 4916 - Bismarck, ND	0	3,250	0	0	3,250	0	3,250	0	2013
Bismarck 700 E Main - Bismarck, ND	0	314	0	565	879	0	879	0	2008
Creekside Crossing - Bismarck, ND	0	4,286	0	0	4,286	0	4,286	0	2014
Georgetown Square - Grand Chute, WI	0	1,860	0	0	1,860	0	1,860	0	2006
Grand Forks — Grand Forks, ND	0	4,278	0	0	4,278	0	4,278	0	2012
Isanti Unimproved - Isanti, MN	0	58	0	0	58	0	58	0	2014
Legends at Heritage Place - Sartell, MN	0	537	0	0	537	0	537	0	2013
Minot 1525 24th Ave SW - Minot, ND	0	1,262	0	0	1,262	0	1,262	0	2014
Monticello - Monticello, MN	0	115	0	3	118	0	118	0	2006
Monticello 7th Addition - Monticello, MN	0	1,734	0	0	1,734	0	1,734	0	2014
Rapid City Unimproved- Rapid City, SD	0	1,376	0	0	1,376	0	1,376	0	2014
Renaissance Heights - Williston, ND	0	2,229	0	1,581	3,810	0	3,810	0	2012
River Falls - River Falls, WI	0	176	0	5	181	0	181	0	2003
Spring Creek Fruitland - Fruitland, IA	0	339	0	0	339	0	339	0	2014
TCA - Eagan, MN	0	325	0	0	325	0	325	0	2006
Urbandale - Urbandale, IA	0	5	0	109	114	0	114	0	2009
Weston - Weston, WI	0	370	0	0	370	0	370	0	2006
Total Unimproved Land	$0	$23,564	$0	$2,263	$25,827	$0	$25,827	$0

Development in Progress
71 France - Edina, MN	$0	$4,721	$27,655	$2,761	$4,721	$30,416	$35,137	$0	2014
Cardinal Point - Grand Forks, ND	0	1,600	21,455	3,395	1,600	24,850	26,450	0	2013
Chateau II - Minot, ND	0	240	12,080	809	240	12,889	13,129	0	2013
Deer Ridge - Jamestown, ND	0	711	13,580	1,064	711	14,644	15,355	0	2013
Edina 6565 France SMC III - Edina, MN	0	0	20,799	1,750	0	22,549	22,549	0	2014
Minot Southgate Retail - Minot, ND	0	889	1,199	76	889	1,275	2,164	0	2014
PrairieCare Medical - Brooklyn Park, MN	0	2,610	14,715	2,132	2,610	16,847	19,457	0	2014
Renaissance Heights - Williston, ND	0	616	11,156	1,363	616	12,519	13,135	0	2013
Other	0	402	3,233	2,983	402	6,216	6,618	0	n/a
Total Development in Progress	$0	$11,789	$125,872	$16,333	$11,789	$142,205	$153,994	$0

Total	$667,544	$146,965	$1,349,531	$229,692	$167,129	$1,559,059	$1,726,189	$(313,308)

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES

April 30, 2015

Schedule III - REAL ESTATE AND ACCUMULATED DEPRECIATION (in thousands)

		Initial Cost to Company		Costs capitalized	Gross amount at which carried at close of period				Date of	Life on which depreciation in latest income
Description	Encumbrances(1)	Land	Buildings & Improvements	subsequent to acquisition	Land	Buildings & Improvements	Total	Accumulated Depreciation	Construction or Acquisition	statement is computed
Discontinued Operations
610 Business Center IV - Brooklyn Park, MN	$6,759	$975	$5,542	$2,886	$980	$8,423	$9,403	$(2,408)	2007	40 years
7800 West Brown Deer Road - Milwaukee, WI	10,320	1,455	8,756	2,431	1,475	11,167	12,642	(4,022)	2003	40 years
American Corporate Center - Mendota Heights, MN	8,670	893	16,768	4,067	893	20,835	21,728	(8,926)	2002	40 years
Ameritrade - Omaha, NE	2,020	327	7,957	65	327	8,022	8,349	(3,215)	1999	40 years
Barry Pointe Office Park - Kansas City, MO	1,369	384	2,366	226	392	2,584	2,976	(547)	2007	40 years
Benton Business Park - Sauk Rapids, MN	0	188	1,261	87	188	1,348	1,536	(429)	2003	40 years
Brenwood - Minnetonka, MN	0	1,642	12,138	3,864	1,650	15,994	17,644	(5,810)	2002	40 years
Brook Valley I - La Vista, NE	1,209	347	1,671	134	347	1,805	2,152	(458)	2005	40 years
Burnsville 1 Strip Center - Burnsville, MN	0	208	773	200	208	973	1,181	(306)	2003	40 years
Champlin South Pond - Champlin, MN	1,185	842	2,703	105	866	2,784	3,650	(797)	2004	40 years
Chan West Village - Chanhassen, MN	12,307	5,035	14,665	2,079	5,679	16,100	21,779	(5,215)	2003	40 years
Corporate Center West - Omaha, NE	17,315	3,880	5,253	21	3,880	5,274	9,154	(126)	2006	40 years
Crosstown Centre - Eden Prairie, MN	9,000	2,884	14,569	3,183	2,980	17,656	20,636	(4,939)	2004	40 years
Duluth 4615 Grand - Duluth, MN	544	130	1,800	156	131	1,955	2,086	(499)	2004	40 years
Duluth Denfeld Retail - Duluth, MN	1,798	276	4,699	185	297	4,863	5,160	(1,380)	2004	40 years
Eden Prairie 6101 Blue Circle Dr - Eden Prairie, MN	0	666	4,197	1	666	4,198	4,864	(1,701)	1999	40 years
Farnam Executive Center - Omaha, NE	12,160	2,188	7,912	1	2,188	7,913	10,101	(190)	2006	40 years
Flagship - Eden Prairie, MN	21,565	1,899	15,518	31	1,913	15,535	17,448	(373)	2006	40 years
Forest Lake Auto - Forest Lake, MN	0	50	446	13	50	459	509	(143)	2003	40 years
Forest Lake Westlake Center - Forest Lake, MN	0	2,446	5,304	1,747	2,480	7,017	9,497	(1,830)	2003	40 years
Gateway Corporate Center - Woodbury, MN	8,700	1,637	6,663	0	1,637	6,663	8,300	(160)	2006	40 years
Golden Hills Office Center - Golden Valley, MN	17,417	3,018	18,544	4,313	3,018	22,857	25,875	(8,851)	2003	40 years
Grand Forks Medpark Mall - Grand Forks, ND	0	681	4,808	231	722	4,998	5,720	(1,924)	2000	40 years
Granite Corporate Center - St. Cloud, MN	5,313	588	7,808	1,521	740	9,177	9,917	(3,524)	2001	40 years
Great Plains - Fargo, ND(2)	0	126	15,240	721	126	15,961	16,087	(6,161)	1997	40 years
Highlands Ranch I - Highlands Ranch, CO	0	2,268	8,362	1,117	2,268	9,479	11,747	(2,211)	2006	40 years
Highlands Ranch II - Highlands Ranch, CO	0	1,437	9,549	1,901	1,437	11,450	12,887	(3,391)	2004	40 years
Interlachen Corporate Center - Edina, MN	8,800	1,650	14,983	2,530	1,693	17,470	19,163	(6,389)	2001	40 years
Intertech Building - Fenton, MO	4,177	2,130	3,968	1,721	2,191	5,628	7,819	(1,253)	2007	40 years
Jamestown Buffalo Mall - Jamestown, ND	1,717	566	5,551	2,975	1,114	7,978	9,092	(1,996)	2003	40 years
Jamestown Business Center - Jamestown, ND	327	297	1,023	1,312	333	2,299	2,632	(965)	2003	40 years
Lakeville Strip Center - Lakeville, MN	0	46	1,142	955	94	2,049	2,143	(726)	2003	40 years
Mendota Office Center I - Mendota Heights, MN	3,734	835	6,169	1,402	835	7,571	8,406	(2,683)	2002	40 years
Mendota Office Center II - Mendota Heights, MN	5,516	1,121	10,085	2,097	1,121	12,182	13,303	(4,882)	2002	40 years
Mendota Office Center III - Mendota Heights, MN	3,791	970	5,734	957	970	6,691	7,661	(2,419)	2002	40 years
Mendota Office Center IV - Mendota Heights, MN	4,507	1,070	7,635	1,510	1,070	9,145	10,215	(3,235)	2002	40 years

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES

April 30, 2015

Schedule III - REAL ESTATE AND ACCUMULATED DEPRECIATION (in thousands)

		Initial Cost to Company		Costs capitalized	Gross amount at which carried at close of period				Date of	Life on which depreciation in latest income
Description	Encumbrances(1)	Land	Buildings & Improvements	subsequent to acquisition	Land	Buildings & Improvements	Total	Accumulated Depreciation	Construction or Acquisition	statement is computed
Discontinued Operations - continued
Minnesota National Bank - Duluth, MN	628	287	1,454	224	288	1,677	1,965	(475)	2004	40 years
Miracle Hills One - Omaha, NE	8,895	1,974	5,726	6	1,974	5,732	7,706	(139)	2006	40 years
Monticello C Store - Monticello, MN	0	65	770	37	97	775	872	(247)	2003	40 years
Northpark Corporate Center - Arden Hills, MN	11,519	2,034	14,584	2,497	2,037	17,078	19,115	(4,231)	2006	40 years
Omaha 10802 Farnam Dr - Omaha, NE	5,061	2,462	4,374	392	2,818	4,410	7,228	(525)	2010	40 years
Omaha Barnes & Noble - Omaha, NE	0	600	3,099	0	600	3,099	3,699	(1,511)	1995	40 years
Pacific Hills - Omaha, NE	16,770	4,220	6,280	243	4,220	6,523	10,743	(180)	2006	40 years
Pine City C-Store - Pine City, MN	0	83	357	12	83	369	452	(118)	2003	40 years
Pine City Evergreen Square - Pine City, MN	0	154	2,646	1,334	385	3,749	4,134	(1,104)	2003	40 years
Plaza VII - Boise, ID	0	300	913	4	300	917	1,217	(11)	2003	40 years
Plymouth 5095 Nathan Lane - Plymouth, MN	1,147	604	1,253	87	636	1,308	1,944	(258)	2007	40 years
Prairie Oak Business Center - Eden Prairie, MN	3,120	531	4,069	2,523	1,030	6,093	7,123	(2,365)	2003	40 years
Rapid City 900 Concourse Drive - Rapid City, SD	181	285	6,600	1,151	514	7,522	8,036	(2,912)	2000	40 years
Riverport - Maryland Heights, MO	19,690	1,891	6,109	0	1,891	6,109	8,000	(146)	2006	40 years
Rochester Maplewood Square - Rochester, MN	6,325	3,275	8,610	2,155	3,652	10,388	14,040	(3,936)	1999	40 years
Spring Valley IV - Omaha, NE	720	178	916	60	186	968	1,154	(259)	2005	40 years
Spring Valley V - Omaha, NE	792	212	1,123	251	240	1,346	1,586	(388)	2005	40 years
Spring Valley X - Omaha, NE	734	180	1,024	80	189	1,095	1,284	(282)	2005	40 years
Spring Valley XI - Omaha, NE	720	143	1,094	36	151	1,122	1,273	(276)	2005	40 years
St. Cloud Westgate - St. Cloud, MN	0	885	5,535	1,396	1,002	6,814	7,816	(1,827)	2004	40 years
Superior Office Building - Duluth, MN	944	336	2,200	143	336	2,343	2,679	(688)	2004	40 years
TCA Building - Eagan, MN	7,500	627	8,571	915	684	9,429	10,113	(2,767)	2003	40 years
Three Paramount Plaza - Bloomington, MN	0	1,261	6,149	1,961	1,482	7,889	9,371	(3,085)	2002	40 years
Timberlands - Leawood, KS	13,155	2,375	9,601	189	2,375	9,790	12,165	(242)	2006	40 years
UHC Office - International Falls, MN	800	119	2,366	230	119	2,596	2,715	(734)	2004	40 years
US Bank Financial Center - Bloomington, MN	12,766	3,117	13,350	2,023	3,195	15,295	18,490	(3,805)	2005	40 years
Wells Fargo Center - St Cloud, MN	5,787	869	8,373	1,956	884	10,314	11,198	(2,641)	2005	40 years
West River Business Park - Waite Park, MN	0	235	1,195	267	235	1,462	1,697	(430)	2003	40 years
Westgate - Boise, ID	3,844	1,000	10,618	1,933	1,000	12,551	13,551	(4,512)	2003	40 years
Woodlands Plaza IV - Maryland Heights, MO	4,360	771	4,609	1,461	862	5,979	6,841	(1,501)	2006	40 years
Total Discontinued Operations	$295,678	$76,228	$405,130	$70,311	$80,424	$471,245	$551,669	$(135,679)

(1)         Amounts in this column are the mortgages payable balances as of April 30, 2015. These amounts do not include amounts owing under the Company’s multi-bank line of credit or under the Company’s construction loans.

(2)         As of April 30, 2015, this property was included in the collateral pool securing the Company’s $90.0 million multi-bank line of credit. The Company may add and remove eligible properties from the collateral pool if certain minimum collateral requirements are satisfied. Advances under the facility may not exceed 60% of the value of properties provided as security.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES

April 30, 2015

Schedule III

REAL ESTATE AND ACCUMULATED DEPRECIATION

Reconciliations of the carrying value of total property owned for the three years ended April 30, 2015, 2014, and 2013 are as follows:

	(in thousands)
	2015	2014	2013

Balance at beginning of year	$1,450,216	$1,435,574	$1,303,393
Additions during year
Multifamily	183,114	84,117	113,859
Healthcare	0	18,005	11,122
Industrial	9,037	0	5,900
Other	3,186	0	1,240
Improvements and Other	22,665	24,619	27,037
	1,668,218	1,562,315	1,462,551
Deductions during year
Cost of real estate sold	(15,719)	(85,030)	(21,953)
Impairment charge	(1,566)	(8,322)	(305)
Write down of asset and accumulated depreciation on impaired assets	(881)	(6,291)	0
Properties classified as held for sale during the year	(97,824)	(10,307)	(1,893)
Other(1)	(5,861)	(2,149)	(2,826)
Balance at close of year	$1,546,367	$1,450,216	$1,435,574

Reconciliations of accumulated depreciation/amortization for the three years ended April 30, 2015, 2014, and 2013, are as follows:

	(in thousands)
	2015	2014	2013

Balance at beginning of year	$302,405	$289,624	$258,809
Additions during year
Provisions for depreciation	45,498	40,450	40,032
Deductions during year
Accumulated depreciation on real estate sold or classified as held for sale	(29,463)	(19,413)	(6,444)
Write down of asset and accumulated depreciation on impaired assets	(881)	(6,291)	0
Other(1)	(4,251)	(1,965)	(2,773)
Balance at close of year	$313,308	$302,405	$289,624

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES

April 30, 2015

Schedule III

REAL ESTATE AND ACCUMULATED DEPRECIATION - continued

Reconciliations of development in progress for the three years ended April 30, 2015, 2014, and 2013, are as follows:

	(in thousands)
	2015	2014	2013

Balance at beginning of year	$104,609	$46,782	$27,599
Additions during year
Unimproved land acquisitions	12,647	2,079	9,177
Unimproved land moved to development in progress	7,015	2,870	0
Improvements and other	189,306	123,240	52,970
Deductions during year
Involuntary conversion	0	(7,052)	0
Development placed in service(2)	(159,578)	(63,210)	(42,964)
Other(3)	(5)	(100)	0
Balance at close of year	$153,994	$104,609	$46,782

Reconciliations of unimproved land for the three years ended April 30, 2015, 2014, and 2013, are as follows:

	(in thousands)
	2015	2014	2013

Balance at beginning of year	$22,864	$21,503	$10,990
Additions during year
Unimproved land acquisitions	10,487	3,022	13,329
Improvements and other	1,533	1,209	854
Deductions during year
Cost of real estate sold	(670)	0	0
Impairment charge	(1,293)	0	0
Properties classified as held for sale during the year	(79)	0	0
Unimproved land moved to development in progress	(7,015)	(2,870)	(3,670)
Balance at close of year	$25,827	$22,864	$21,503

Total real estate investments(4)	$1,412,880	$1,275,284	$1,214,235

(1)         Consists of miscellaneous disposed assets.

(2)         Includes development projects that are placed in service in phases.

(3)         Consists of miscellaneous re-classed assets.

(4)         The net basis of the Company’s real estate investments for Federal Income Tax purposes was $1.7 billion, $1.5 billion and $1.5 billion at April 30, 2015, 2014 and 2013, respectively.